UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Baldor Electric Company

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BALDOR ELECTRIC COMPANY
P. O. Box 2400
5711 R. S. Boreham, Jr. Street Fort Smith, Arkansas 72902

April 3, 2009

To our Shareholders:

You are cordially invited to attend Baldor’s 2009 Annual Shareholders’ Meeting.

On the following pages you will find the Notice of Meeting, which lists the matters to be conducted at the meeting, and the Proxy Statement. Our Shareholders’ Meeting will include a review of 2008 and a discussion of the opportunities and challenges ahead of us. We believe you will find it interesting.

This year there are four proposals for your consideration:

•	Proposal 1 is the election of Directors. Your Board recommends you vote for this proposal.

•	Proposal 2 is the ratification of the appointment of our independent registered public accounting firm for fiscal year 2009. Your Board recommends you vote for this proposal.

•	Proposal 3 is to consider and act upon an amendment to the 2006 Equity Incentive Plan. Your Board recommends you vote for this proposal.

•	Proposal 4 is to consider and act upon a plan for tax deductible executive incentive compensation. Your Board recommends you vote for this proposal.

All shareholders are invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote your proxy as soon as possible. Your vote is important. You can vote electronically over the Internet or by telephone. You may also vote by using a traditional proxy card and mailing it to us in the enclosed postage-paid return envelope. Detailed voting instructions can be found on your proxy card.

We appreciate your confidence in Baldor Electric Company.

Sincerely,

John A. McFarland
Chairman

BALDOR ELECTRIC COMPANY

NOTICE OF

2009 ANNUAL MEETING OF SHAREHOLDERS

Date:	Saturday, May 2, 2009

Time:	10:30 a.m. central time

Location:	Fort Smith Convention Center 55 South 7th Street Fort Smith, Arkansas

Items of Business:	1. To elect directors;

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2009;

3. To consider and act upon a proposal to amend the Baldor Electric Company 2006 Equity Incentive Plan;

4. To consider and act upon a proposal to approve the Baldor Electric Company Plan for Tax Deductible Executive Incentive Compensation; and

5. To transact such other business as may properly come before the meeting and all adjournments thereof.

Record Date:	Only Baldor shareholders of record as of the close of business on March 16, 2009, are entitled to notice of, and to vote at, the 2009 Annual Shareholders’ Meeting and all adjournments (the “2009 Annual Meeting”).

Annual Report:	Baldor’s 2008 Annual Report to Shareholders (“2008 Annual Report”) for the fiscal year ended January 3, 2009, is available and may be included in the mailing of this Proxy Statement. This 2008 Annual Report is not a part of the proxy soliciting material. To request copies of any Baldor literature, please visit our website or contact us at:

		Mail:	Baldor Electric Company
Phone:	479-646-4711		Attn: Shareholder Relations
Fax:	479-648-5701		P O Box 2400
Website:	www.baldor.com		Fort Smith, AR 72902

Proxy Voting:	Baldor’s shareholders of record can vote by one of the following methods and a proxy may be revoked as described in the following Proxy Statement:

1. By telephone, 2. By Internet, or 3. By mail.

By order of the Board of Directors

George E. Moschner
Secretary
April 3, 2009

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be Held on May 2, 2009

This proxy statement and our 2008 Form 10-K

are available to be viewed, downloaded, and printed, at no charge,

by accessing Baldor’s internet address:

http://www.baldor.com

BALDOR ELECTRIC COMPANY

PROXY STATEMENT

2009 ANNUAL MEETING OF SHAREHOLDERS

Date, time, and place of meeting … The enclosed proxy is solicited on behalf of the Board of Directors of Baldor Electric Company (“Baldor”) for use at the 2009 Annual Meeting of its shareholders. The meeting will be held as follows:

Time:	10:30 a.m., central time	Location:	Fort Smith Convention Center 55 South 7th Street
Date:	Saturday, May 2, 2009		Fort Smith, Arkansas

Company location and proxy mailing … Baldor’s principal executive offices are located as follows: 5711 R. S. Boreham, Jr. Street, Fort Smith, Arkansas 72901. This Proxy Statement and the accompanying form of proxy are first being sent to our shareholders on or about April 3, 2009.

VOTING

Shareholders entitled to vote … Only the holders of record of Baldor’s common stock, par value $0.10 per share (the “Common Stock”), at the close of business on March 16, 2009, will be entitled to notice of and to vote at the 2009 Annual Meeting. There were 46,282,229 shares of Common Stock outstanding as of the close of business on March 16, 2009. Each share of Common Stock entitles the holder to one vote on each item of business to be presented for shareholder vote at the 2009 Annual Meeting.

Quorum … A majority of the issued and outstanding shares entitled to vote and represented in person or by proxy will constitute a quorum for the transaction of business at the 2009 Annual Meeting. Shares represented by a proxy which directs that shares abstain from voting or that a vote be withheld on a proposal shall be deemed to be represented at the meeting for quorum purposes. Shares as to which voting instructions are given as to at least one of the proposals to be voted on shall also be deemed to be so represented. Since Baldor’s proxy states how shares will be voted in absence of instructions by the shareholder, under Missouri law such shares shall be deemed to be represented at the meeting. The New York Stock Exchange (“NYSE”) permits brokers to vote their customers’ shares on routine matters when the brokers have not received voting instructions. Proposals 1 and 2 are examples of routine matters on which brokers may vote in this way. Brokers may not vote their customers’ shares on non-routine matters such as Proposals 3 and 4 unless they have received voting instructions from their customers. Non-voted shares on non-routine matters are called broker non-votes. If a broker indicates on the proxy that it does not have discretionary authority to vote on a particular matter, the related shares will only be considered as present and entitled to vote for that particular matter.

Vote required … The affirmative vote of the holders of a majority of the shares constituting a quorum is required for the matters set forth in Proposal 1, Proposal 2, Proposal 3 and Proposal 4. Shares represented by proxies that direct that the shares be voted to abstain or to withhold a vote on a proposal, and broker non-votes deemed to be present, will have the effect of a vote against that proposal. Under Missouri law, a proxy such as Baldor’s which states how shares will be voted in the absence of instructions by the shareholder as to any proposal shall be deemed to give voting instructions as to such proposal. Shares represented by proxies that are marked to deny discretionary authority on other proposals and which do not indicate any vote on those proposals will be treated as shares present and entitled to vote on those proposals and will have the same effect as a vote against approval of such proposals.

Voting methods … You may vote your shares by telephone, over the Internet, or by mail as indicated on the attached proxy card. If you vote by telephone or Internet, you do not need to return your proxy card. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

Vote at the Annual Meeting … Your choice of voting method will not limit your right to vote at the 2009 Annual Meeting. If you are not a shareholder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

Voting by employee-participants … Baldor sponsors The Baldor Electric Company Employees’ Profit Sharing and Savings Plan (“The Profit Sharing and Savings Plan”). One of the ten investment options for employee-participants is the Baldor Stock Fund. Employee-participants individually have the right to direct the trustee of The Profit Sharing and Savings Plan how to vote the shares of Common Stock that are allocated to their individual accounts. Employee-participants may use the telephone, Internet, or mail to direct the trustee on how to vote their shares. Instructions on the various voting methods can be found on the employee-participants direction card. The Profit Sharing and Savings Plan and governing Trust Agreement require that: 1) the shares of Common Stock not yet allocated to the accounts of employee-participants will be voted FOR the proposal on which the vote is being taken; 2) the shares of Common Stock allocated to employee-participants where the direction card has been signed and returned without any direction will be voted in proportion to the shares in The Profit Sharing and Savings Plan that were voted by employee-participants; and 3) the shares of Common Stock allocated to employee-participants that are not voted will be voted in proportion to the shares in The Profit Sharing and Savings Plan that were voted by employee-participants.

Proxies … The persons named in the proxy are authorized to vote the shares of the shareholders giving the proxy for any nominee except those nominees with respect to whom authority has been withheld. All shares that have been properly voted and not revoked will be voted at the 2009 Annual Meeting in accordance with the instructions received. If the form of proxy is signed and returned without any direction, shares of Baldor’s Common Stock will be voted FOR the election of the Board’s slate of nominees, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, FOR the amendment to the Baldor Electric Company 2006 Equity Incentive Plan, and FOR the plan for tax deductible executive incentive compensation. A shareholder may revoke a properly voted proxy at any time before it is exercised either by attending the meeting and voting in person or by notifying the Secretary of Baldor in writing at the address found on page 1 of this proxy statement under the caption “Company location and proxy mailing”.

Cost of proxy solicitation … Baldor will pay for the cost of the solicitation of proxies. Regular employees of Baldor, without additional compensation, may personally solicit proxies or use mail systems, facsimile, telephone, or other reasonable means to solicit proxies. Brokerage firms, banks, nominees, and others will be requested to forward proxy materials to the beneficial owners of Baldor’s Common Stock held of record by them. Currently, there is no plan to solicit proxies by specially engaged employees or other paid solicitors; however, this may be done if deemed necessary.

Householding of Proxies … We and some brokers may be participating in the practice of “householding”. This means that only one copy of either this proxy statement or our 2008 Annual Report may have been sent to multiple shareholders sharing an address unless the shareholders provide contrary instructions. We will promptly deliver a separate copy of these documents to you if you write to the Secretary of Baldor at the address found on page 1 of this proxy statement under the caption “Company location and proxy mailing”.

PROPOSAL 1 — ELECTION OF DIRECTORS

Baldor’s Restated Articles of Incorporation and Bylaws, as amended, provide for a classified Board of Directors. The Board is divided into three classes. Each class expires at different times. Three members are to be elected to the Board of Directors in 2009. Each member elected in 2009 will serve for a term of three years.

The persons named in the enclosed proxy intend to vote the proxy for the election of the three nominees named below as directors of Baldor. Each nominee listed below will be voted FOR unless the shareholder indicates on the proxy that the vote for any one or more of the nominees should be withheld or contrary directions are indicated.

The Board of Directors has no reason to doubt the availability of the nominees and each has indicated a willingness to serve if elected. If any nominee declines or is unable to serve, the Board of Directors, in its discretion, may either reduce the size of the Board or the proxies will be voted for a substitute nominee designated by the Board of Directors.

Recommendation of the Board of Directors

The Board recommends that the shareholders vote “FOR”

each of the nominees to the Board of Directors.

Information Regarding the Nominees for Directors

to be Elected in 2009 for Terms Ending in 2012

Merlin J. Augustine, Jr. ... Founder and Chief Executive Officer of M&N Augustine Foundation for Human Development, Inc. established in 1992; former Assistant Vice Chancellor of Finance and Administration and Director of Customer Relations at the University of Arkansas in Fayetteville; former Member of the Board of Arkansas Science and Technology Authority (term ended 2005).

John A. McFarland ... Baldor’s Chairman of the Board since 2005; Chief Executive Officer since 2000; President from 1996 through 2004; Executive Vice President—Sales and Marketing during 1996; Vice President—Sales from 1991 to 1996.

Robert L. Proost ... Financial Consultant and Lawyer; former Director, Vice President, and Chief Financial Officer of A.G. Edwards, Inc., and of various subsidiaries (retired 2001).

Information Regarding the Directors Who Are Not Nominees for Election

and Whose Terms Continue Beyond 2009

Jefferson W. Asher, Jr. ... Independent Management Consultant, providing assistance to corporations, attorneys, banking institutions, and other creditors, for more than five years; former Director of Hulaw Corporation (formerly OhCal Foods, Inc.) (term ended 2008); former Director of Webtigo (term ended 2007); former Director of Zing Wireless, Inc. (term ended 2005); former Director of California Beach Restaurants, Inc. (term ended 2004).

Richard E. Jaudes ... Partner at Thompson Coburn LLP, a law firm that provides legal counsel to Baldor.

Jean A. Mauldin ... Vice President and Chief Financial Officer of TAMKO Building Products, Inc.; former Chief Financial Officer of Merial, Limited, a world-leading animal health company, 2002 through

2008; former President of Phelps Dodge Wire and Cable, a division of Phelps Dodge Corporation, 2000 through 2002.

Robert J. Messey ... Former Senior Vice President and Chief Financial Officer of Arch Coal, Inc. (NYSE), one of the largest coal producers in the United States (retired 2008); Director of Stereotaxis, Inc. (NASDAQ) since May 2005.

R. L. Qualls ... Independent Business and Financial Consultant, providing assistance to corporations; former Vice Chairman of the Board, Chief Executive Officer, and President of Baldor (retired 2001); Director of Bank of the Ozarks, Inc. (NASDAQ) since 1997.

Barry K. Rogstad … Former President of the American Business Conference, a coalition of mid-size fast-growing firms, which promotes public policies to encourage growth, job creation, and a higher standard of living for all Americans, for more than five years (retired 2002); former Partner and Chief Economist with Coopers and Lybrand.

Ronald E. Tucker ... Baldor’s President since 2005; Chief Operating Officer since February 2007; Chief Financial Officer from 2000 to April 2007; Secretary from 2002 to April 2008; Treasurer from 2000 through 2002.

General Information Regarding

Current Directors and Nominees for Election

Name	Year of Birth	Director Since	Current Term Expires
Jefferson W. Asher, Jr.	1924	1973	2011
Merlin J. Augustine, Jr.	1943	2000	2009
Richard E. Jaudes	1943	1999	2011
Jean A. Mauldin	1957	2006	2010
John A. McFarland	1951	1996	2009
Robert J. Messey	1946	1993	2011
Robert L. Proost	1937	1988	2009
R. L. Qualls	1933	1987	2010
Barry K. Rogstad	1940	2001	2010
Ronald E. Tucker	1957	2007	2010

Information about the Board of Directors

and Committees of the Board

Board of Directors ... The Board of Directors has four committees: Audit Committee, Compensation Committee, Corporate Governance Committee, and Executive Committee. The membership and responsibilities of the current committees of the Company’s Board of Directors are summarized below. Additional information regarding the responsibilities of each committee is found in, and is governed by, the Company’s Bylaws, as amended, each committee’s Charter, where applicable, specific directions of the Company’s Board of Directors, and certain mandated regulatory requirements. The Charters of Baldor’s Audit, Corporate Governance, and Compensation Committees, as well as Baldor’s Corporate Governance Guidelines, are available on Baldor’s website at www.baldor.com. The information is also available in print to any shareholder who requests it.

Executive Committee ... Between meetings of the Board, the Executive Committee is empowered to act in lieu of the Board of Directors except on those matters for which the Board of Directors has specifically reserved authority to itself or as set forth in Baldor’s Bylaws, as amended. The Executive Committee is currently comprised of one director who is an executive officer of Baldor and two non-management directors who are independent directors.

Audit Committee ... The Audit Committee performs those duties and responsibilities as set out in the Charter of the Audit Committee. More information regarding the Audit Committee can be found in this proxy statement under the captions “The Audit Committee Report” and “Statement of Audit Committee Member Independence and Financial Expertise”. The Audit Committee is comprised of four independent directors.

Compensation Committee ... The Compensation Committee performs those duties and responsibilities as set out in the Charter of the Compensation Committee, including the responsibility for approving the salary and contingent compensation arrangements for Named Executive Officers, approving any stock options granted to Named Executive Officers, having the exclusive authority to determine the persons eligible to participate and the amount, terms, and conditions of the equity awards made to each participant, and administering the Company’s various stock option plans except for those associated solely with the non-employee directors. The Compensation Committee has the authority to determine whether termination is the result of retirement. This specific authority has been delegated to the Executive Committee of the Board of Directors; however, the actions of the Executive Committee relating to this authority are ratified by the Compensation Committee. The Compensation Committee is comprised of five independent directors.

Corporate Governance Committee ... The Corporate Governance Committee performs those duties and responsibilities as set out in the Charter of the Corporate Governance Committee, including considering candidates for Board membership proposed by shareholders who have complied with the procedures set forth in the Company’s Bylaws, proposing a slate of directors for election by the shareholders at each annual meeting, proposing candidates to fill vacancies on the Board, and responsibility for the Company’s corporate governance guidelines and evaluation. More information regarding the nomination process can be found in this proxy statement under the caption “Shareholder Proposals and Nominations”. The Corporate Governance Committee is comprised of five independent directors.

Memberships, meetings, and attendance ... During the fiscal year ended January 3, 2009, (“fiscal year 2008”), the Board of Directors held five meetings. Each director attended at least 75% of the board meetings and each committee member attended at least 75% of the committee meetings. It is Baldor’s practice that all directors attend the Company’s Annual Shareholders’ Meetings and all directors did attend the meeting held in 2008. Below are the current committee memberships and other information about the committees of the Board of Directors.

Name	Independent Directors	Executive Committee	Audit Committee	Compensation Committee	Corporate Governance Committee
Jefferson W. Asher, Jr.	**		*	*
Merlin J. Augustine, Jr.	**			*	*
Richard E. Jaudes	**			*	*
Jean A. Mauldin	**		*		*
John A. McFarland		Chairman
Robert J. Messey	**		Chairman		*
Robert L. Proost	**	*			Chairman
R. L. Qualls	Presiding Director	*		*
Barry K. Rogstad	**		*	Chairman
Ronald E. Tucker
Meetings held during fiscal year 2008	4	8	12	5	4

*	Committee membership
**	Designates independence under the requirements of the New York Stock Exchange

PROPOSAL 2

Ratification of the appointment of the

Independent Registered Public Accounting Firm

for fiscal year 2009

The firm of Ernst & Young LLP (“E&Y”) served as the independent registered public accounting firm for the Company for the fiscal year ended January 3, 2009. The Audit Committee of the Board of Directors has appointed E&Y to continue in that capacity for the fiscal year ended January 2, 2010, subject to the Audit Committee’s approval of an engagement agreement and related fees.

The Charter of the Audit Committee states that the Audit Committee is “… directly responsible for the appointment, retention and termination of the independent auditors …” However, the Audit Committee believes it is appropriate to seek shareholder ratification of the appointment of the independent registered public accounting firm to provide a forum for shareholders to express their views with regard to the Audit Committee’s appointment.

If the shareholders do not ratify the appointment of E&Y, the selection of the independent registered public accounting firm may be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Recommendation of the Board of Directors

The Board recommends that the shareholders vote “FOR”

the proposal to ratify the appointment of the independent registered public accounting firm.

PROPOSAL 3

To Consider and Act upon an Amendment to the

Baldor Electric Company 2006 Equity Incentive Plan

At the meeting, you will be asked to approve an amendment to the Baldor Electric Company 2006 Equity Incentive Plan (the “Equity Plan”) to increase the shares of Common Stock available for issuance under the Equity Plan by 1,500,000 shares.

On February 6, 2006, the Board of Directors of the Company approved the Equity Plan and directed that it be submitted to the shareholders for their approval. The Equity Plan was approved by our shareholders at the 2006 Annual Shareholders’ Meeting held on April 22, 2006.

As of March 16, 2009, the Plan had 837,483 shares of Common Stock remaining available for grant. In order to attract and retain the quantity and quality of employees, directors and consultants that are critical to our future success, the Board believes that the number of shares of Common Stock available for grant under the Equity Plan needs to be increased.

The purpose of the Equity Plan is to encourage employees, directors and service providers of the Company and such subsidiaries of the Company (the “Participants”) as the Administrator designates, to acquire shares of common stock of the Company (“Common Stock”) or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such Participants and the Company. This provides an incentive for the Participants to contribute to the success of the Company and align the interests of the Participants with the interests of the shareholders of the Company. Since 1996, we have granted options to all employees upon reaching five years of service. Approximately 4,800 individuals are eligible to participate in the Equity Plan.

In February 2009, our Board of Directors approved, subject to and effective upon, shareholder approval, an amendment to the Equity Plan. The amendment proposes to increase the shares of our Common Stock available under the Equity Plan by 1,500,000 shares.

The Board recommends that the shareholders vote “FOR”

the amendment to the 2006 Equity Incentive Plan

A copy of the Equity Plan was filed with our Proxy Statement for 2006 Annual Shareholders’ Meeting, and the following description is qualified in its entirety by reference to that Equity Plan.

GENERAL INFORMATION

Under the Equity Plan, the Board of Directors or one or more committees appointed by the Board, will act as the administrator of the Equity Plan (the “Administrator”). The Administrator has discretionary authority with respect to administering the Equity Plan subject to its terms, including the selection of persons eligible to participate in the Equity Plan and the granting of benefits in accordance with the Equity Plan.

No more than 75,000 shares subject to stock options may be awarded in any calendar year to any participant. Such shares may be authorized and unissued shares or treasury shares. In view of the discretionary authority vested in the Administrator, it is impossible to estimate the number of shares that will be granted or awarded to any individual or group of individuals over the life of the Equity Plan. No benefits shall be awarded under the Equity Plan after April 21, 2006, the day preceding the tenth anniversary of the effective date.

TYPES OF BENEFITS

Six types of benefits may be granted under the Equity Plan: Stock Appreciation Rights (“SARs”), Restricted Stock, Performance Awards, Incentive Stock Options (“ISOs”), Nonqualified Stock Options (“NQSOs”), and Stock Units. All of the benefits may be subject to additional provisions the Administrator deems appropriate and which will be set forth in an underlying award/grant agreement.

SARs … A SAR is the right to receive all or a portion of the difference between the fair market value of a share of Common Stock and the exercise price of the SAR established by the Administrator. At the time of grant, the Administrator may establish a maximum amount per share which will be payable upon exercise of a SAR. At the discretion of the Administrator, payment for SARs may be made in cash, shares of Common Stock, or in a combination thereof. SARs will be exercisable no later than ten years after the date they are granted.

Restricted Stock … Restricted Stock is Common Stock issued or transferred under the Equity Plan (other than upon exercise of stock options or Performance Awards) at any purchase price less than the fair market value or as a bonus, subject to restrictions determined by the Administrator. The purchase price, restrictions (including restrictions on sale or other disposition thereof) and the duration of the restrictions shall be determined by the Administrator.

Performance Awards … Performance Awards are Common Stock, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Administrator are achieved over a period of time designated by the Administrator, but in no event more than five years. In the event the performance goal is not achieved at the conclusion of the period, no payment shall be made to the participant. Actual payment of the award earned shall be in cash or in Common Stock or in a combination of both, as the Administrator determines.

ISOs … ISOs are stock options to purchase shares of Common Stock at not less than 100% of the fair market value of the shares on the date the option is granted. ISOs may be granted only to employees of the Company and its subsidiaries. The exercise price may be paid (a) by check or (b), in the discretion of the Administrator, by the delivery of shares of Common Stock of the Company owned by the participant for at least six months, or (c), in the discretion of the Administrator, by a combination of any of the foregoing, in the manner provided in the option agreement. The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Company and its subsidiary Companies) shall not exceed $100,000.

NQSOs … NQSOs are nonqualified stock options to purchase shares of Common Stock at purchase prices established by the Administrator on the date the options are granted. The purchase price may be paid (a) by check or (b), in the discretion of the Administrator, by the delivery of shares of Common Stock of the Company owned by the participant for at least six months, or (c), in the discretion of the Administrator, by a combination of any of the foregoing, in the manner provided in the option agreement.

Stock Units … A Stock Unit represents the right to receive a share of Common Stock from the Company at a designated time in the future. The participant generally does not have the rights of a shareholder until receipt of the Common Stock. The Administrator may in its discretion provide for payments in cash, or adjustment in the number of Stock Units, equivalent to the dividends the participant would have received if the participant had been the owner of shares of Common Stock instead of the Stock Units.

AMENDMENT AND TERMINATION

The Board of Directors may terminate or amend the Equity Plan at any time or from time to time without shareholder approval, including amendments that enlarge the type and value of benefits available under the Equity Plan. However, the Board of Directors may not, without shareholder approval, increase the maximum number of shares that may be issued under the Equity Plan (except for appropriate adjustments as stated below), and may not make amendments required to be approved by shareholders pursuant to federal income tax or securities laws.

If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding benefit shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

FEDERAL TAX CONSEQUENCES

Under the Omnibus Reconciliation Act of 1993 (the “Act”), certain compensation payments in excess of $1 million are not deductible by the Company for Federal Income Tax purposes. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the chief executive officer of the corporation or any one of the other four highest paid executives. Certain performance-based compensation is not subject to the cap on deductibility. Stock options can qualify for this performance-based exception, but only if they are granted at fair market value, the total number of shares that can be granted to an executive for any period is stated in the Equity Plan, and shareholder and Board approval is obtained. Tax consequences of the various types of benefits are described below.

SARs and NQSOs … A participant will not realize any income at the time a NQSO or a SAR is granted, nor will the Company be entitled to a deduction at that time. Upon exercise of a NQSO or SAR, the participant will recognize ordinary income: (a) in the case of an exercise of a NQSO (whether the NQSO price is paid in cash or by the surrender of previously owned common stock), in an amount equal to the difference between the option price and the fair market value of the shares to which the NQSO pertains; and (b) in the case of an exercise of a SAR, in an amount equal to the sum of the fair market value of the shares and any cash received on the exercise. In the event that a participant cannot sell shares acquired on exercise of a NQSO or SAR without incurring liability under Section 16(b) of the Securities Exchange Act of 1934, the taxable event described above will be delayed until six months after acquisition of the shares, or the first day on which the sale of such property no longer subjects the person to liability under Section 16(b) of the Securities Exchange Act of 1934, whichever is earlier. The Company is generally entitled to a tax deduction in an amount equal to the amount of ordinary income realized by the participant.

ISO … A participant will not realize any income, nor will the Company be entitled to a deduction, at the time an ISO is granted. If a participant does not dispose of the shares acquired on the exercise of an ISO within one year after the transfer of such shares to him and within two years from the date the ISO was granted to him, for federal income tax purposes: (a) the participant will not recognize any income at the time of exercise of his ISO; (b) the amount by which the fair market value (determined without regard to short swing profit restrictions) of the shares at the time of exercise exceeds the exercise price is an item of tax preference subject to the alternative minimum tax on individuals; and (c) the difference between the ISO price and the amount realized upon sale of the shares of the participant will be treated as long-term capital gain or loss. The Company will not be entitled to a deduction upon the exercise of an ISO.

Except in the case of a disposition following the death of a participant and certain other very limited exceptions, if the stock acquired pursuant to an ISO is not held for the minimum periods described above, the excess of the fair market value of the stock at the time of exercise over the amount paid for the stock generally will be taxed as ordinary income to the participant in the year of disposition. The Company is generally entitled to a deduction for federal income tax purposes at the time, and in the amount in which income is taxed to the participant as ordinary income by reason of the sale of stock acquired upon the exercise of an ISO.

Restricted Stock … Restricted Stock may be subject to a substantial risk of forfeiture for the period of time specified in the award. Unless a grantee of Restricted Stock makes an election under Section 83(b) of the Internal Revenue Code as described below, the grantee generally is not required to recognize income for federal income tax purposes at the time of the award of the Restricted Stock. Instead, on the date the substantial risk of forfeiture ends, the grantee will be required to recognize ordinary income in an amount equal to the fair market value of the shares on such date. If a grantee makes a Section 83(b) election to recognize ordinary income on the date the Restricted Stock is granted, the grantee will recognize ordinary income equal to the fair market value of the shares on the date of grant. In such case, the grantee will not be required to recognize additional ordinary income when the substantial risk of forfeiture ends. The Company generally is entitled to a tax deduction equal to the income realized in the year in which the grantee is required to report such income.

Performance Awards and Stock Units … A participant will not realize any income, nor will the Company be entitled to a deduction, at the time a Performance Award or Stock Unit is granted. A participant will realize income as a result of a Performance Award or Stock Unit at the time the award is issued or paid. The amount of income realized by the participant will be equal to the fair market value of the shares on the date of issuance, in the case of a stock award, or the amount of cash paid, in the event of a cash award. The Company will be entitled to a tax deduction equal to the income realized in the year of such issuance or payment.

The last reported sale price of the Company’s Common Stock on the New York Stock Exchange on March 16, 2009, was $12.24.

PROPOSAL 4

To Consider and Act upon a Plan to Create the

Baldor Electric Company Plan for Tax Deductible Executive Incentive Compensation

At the Annual meeting, you will be asked to approve the Baldor Electric Company Plan for Tax Deductible Executive Incentive Compensation (the “Plan”). Shareholder approval of the Plan will permit Baldor to take a tax deduction for the full amount of annual incentive compensation paid to employees who are “covered employees” under Section 162(m) of the Internal Revenue Code.

Approval of the Plan is only to allow the Company to take advantage of tax deductions and will not result in a change in the Company’s practices with respect to determining the amount of incentive compensation paid to executives.

Section 162(m) of the Code generally does not allow publicly held companies to take tax deductions of more than $1 million in a year for compensation paid to officers named in the Summary Compensation Table (“covered employees”) unless that compensation satisfies the conditions in Section 162(m) for “performance based” compensation. One of the conditions is shareholder approval of the material terms of the performance goals under which compensation is based. Approval of the Plan will satisfy this condition.

The Board recommends that the shareholders vote “FOR”

the Baldor Electric Company Tax Deductible Executive Incentive Compensation Plan

A copy of the Plan, as approved by the Company’s Board of Directors, is attached to this Proxy Statement as Exhibit “A,” and the following description is qualified in its entirety by reference to the complete Plan.

Administration … The Plan will be administered by either the Compensation Committee or another committee appointed by the Board. The committee administering the Plan (the “Committee”) will, at all times, consist of “outside directors” within the meaning of Section 162(m).

Eligibility … The Committee will designate the Plan Participants for each fiscal year, or “Performance Period”. Participants will be employees who are or who may be covered employees for the Performance Period. For the 2009 Performance Period, the Committee has designed five executives to participate in the Plan.

Performance Target … The Committee will establish a performance target which must be attained in a Performance Period before any incentive compensation is to be paid. The performance target will be based on sales and shall be established in writing by the committee no later than 90 days after the beginning of the first Performance Period under the Plan. The Committee shall not have the authority to change the performance target after the date the shareholders initially approve the Plan.

Award … If the Committee certifies in writing that the performance target has been attained for a Performance Period, incentive compensation may be paid to each participant for that period. The amount to be paid for each participant is 0.1% of the company’s net sales for the Performance Period, less the amount of any discretionary reduction by the Committee based on criteria that it shall determine.

Because the amounts payable are subject to the satisfaction of the performance target and subject to negative adjustments by the Committee in its discretion, it cannot be determined at this time what amounts, if any, will be received by participants under the Plan with respect to the 2009 Performance Period. We believe that if the Plan had been in effect for the 2008 fiscal year, the bonus amounts paid to participants would not have been different from the bonus amounts actually paid for the 2008 fiscal year. The bonus amounts paid to the named executive officers for the 2008 fiscal year are included in the Summary Compensation Table in this Proxy Statement.

If the shareholders do not approve the Plan, it will not become effective. The Board may pay bonuses for 2009 pursuant to another plan, but any such bonuses paid would be subject o the $1 million limit on deductibility.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 16, 2009, regarding all persons known to Baldor to be the beneficial owners of more than five percent of Baldor’s Common Stock. The table also includes security ownership for each director of Baldor, each nominee for election as a director, each of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”), and all executive officers and directors as a group.

Name	Amount and Nature of Beneficial Ownership		Percent of Class(1)
The Baldor Electric Company Employees’ Profit Sharing and Savings Plan P. O. Box 2400 Fort Smith, Arkansas 72902	3,760,815	(2)	8.1%

Lord, Abbett & Co. LLC 90 Hudson Street Jersey City, New Jersey 07302	3,384,213	(3)	7.3%

Barclays Global Fund Advisors 400 Howard Street San Francisco, California 94105	3,020,768	(4)	6.5%

AXA Financial, Inc. 1290 Avenue of the Americas New York, New York 10104	2,671,169	(5)	5.8%

John A. McFarland	438,237	(6)	*
R. L. Qualls	201,233	(7)	*
Ronald E. Tucker	139,325	(8)	*
Jefferson W. Asher, Jr.	115,621	(9)	*
Robert L. Proost	112,664	(10)	*
Robert J. Messey	61,638	(11)	*
Richard E. Jaudes	52,083	(12)	*
Randy L. Colip	49,885	(13)	*
Merlin J. Augustine, Jr.	49,339	(14)	*
Barry K. Rogstad	48,650	(15)	*
L. Edward Ralston	37,498	(16)	*
George E. Moschner	19,672	(17)	*
Jean A. Mauldin	14,170	(18)	*
All executive officers and directors as a group (25 persons)	1,929,977	(19)	4.1%

*	Less than 1%
(1)	Percentage is calculated in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended. The numerator consists of the number of shares of Baldor’s Common Stock owned by each individual (including “options” defined on this page to include shares issuable upon exercise of stock options which are or will be exercisable within 60 days of March 16, 2009, and stock units which are distributable within 60 days of March 16, 2009). The denominator consists of all issued and outstanding shares of Baldor’s Common Stock plus those shares that are issuable upon the exercise of stock options and distributable stock units for that individual or group of individuals.

(2)	Based on correspondence March 17, 2009, received from the trustee of The Profit Sharing and Savings Plan, Participants in such Plan have sole voting and shared investment power over 3,760,815 shares.
(3)	Based on the Schedule 13G filed with the Securities and Exchange Commission dated February 13, 2009; sole voting power over 3,011,513 shares and sole dispositive power over 3,384,213 shares.
(4)	Based on the Schedule 13G filed with the Securities and Exchange Commission dated February 6, 2009. Barclays Global Investors, NA are beneficial owners of Baldor shares as follows; (i) Barclays Global Investors, NA may be deemed to own beneficially 951,805 (sole voting power over 790,704 shares and sole dispositive power over 951,805 shares), (ii) Barclays Global Fund Advisors may be deemed to own beneficially 2,037,880 shares (sole voting power over 1,511,463 shares and sole dispositive power over 2,037,880 shares), and (iii) Barclays Global Investors, Ltd. may be deemed to own beneficially 31,083 shares (sole voting power over 1,470 shares and sole dispositive power over 31,083 shares).
(5)	Based on the Schedule 13G filed with the Securities and Exchange Commission dated February 13, 2009, by AXA Financial, Inc. as a parent holding company. Certain subsidiaries of AXA Financial, Inc. are beneficial owners of Baldor shares as follows: (i) Alliance Bernstein L.P. may be deemed to own beneficially 2,422,522 shares (sole voting power over 2,109,197 shares and sole dispositive power over 2,422,522 shares), and (ii) AXA Equitable Life Insurance Company may be deemed to own beneficially 248,647 shares (sole voting power over 233,397 shares and sole dispositive power over 248,647 shares).
(6)	Sole voting and investment power over 94,656 shares; shared voting and investment power over 85,510 shares; sole voting and shared investment power over 40,408 shares in The Profit Sharing and Savings Plan; includes options to purchase 217,663 shares.
(7)	Sole voting and investment power over 173,083 shares; shared voting and investment power over 10,555 shares; includes options to purchase 15,840 shares and distributable awards of 1,755 shares.
(8)	Sole voting and investment power over 16,069 shares; sole voting and shared investment power over 2,110 shares in The Profit Sharing and Savings Plan; includes options to purchase 121,146 shares.
(9)	Sole voting and investment power over 83,986 shares; includes options to purchase 29,880 shares and distributable awards of 1,755 shares.
(10)	Sole voting and investment power over 10,800 shares; shared voting and investment power over 68,069 shares; includes options to purchase 32,040 shares and distributable awards of 1,755 shares.
(11)	Sole voting and investment power over 362 shares; shared voting and investment power over 30,721 shares; includes options to purchase 28,800 shares and distributable awards of 1,755.
(12)	Sole voting and investment power over 4,248 shares; includes options to purchase 46,080 shares and distributable awards of 1,755 shares.
(13)	Shared voting and investment power over 10,832 shares, including 9,997 shares pledged against a line of credit at Merrill Lynch; sole voting and shared investment power over 7,862 shares in The Profit Sharing and Savings Plan; includes options to purchase 31,191 shares.
(14)	Shared voting and investment power over 12,304 shares; includes options to purchase 35,280 shares and distributable awards of 1,755 shares.
(15)	Shared voting and investment power over 14,855 shares; includes options to purchase 32,040 shares and distributable awards of 1,755 shares.
(16)	Sole voting and investment power over 1,666 shares; shared voting and investment power over 835 shares; sole voting and shared investment power over 169 shares in The Profit Sharing and Savings Plan; includes options to purchase 34,828 shares.
(17)	Shared voting and investment power over 2,768 shares; includes options to purchase 16,904 shares.
(18)	Sole voting and investment power over 1,855 shares; includes options to purchase 10,560 shares and distributable awards of 1,755 shares.
(19)	Sole voting and investment power over 419,855 shares; shared voting and investment power over 373,961 shares; sole voting and shared investment power over 86,313 shares in The Profit Sharing and Savings Plan; includes options to purchase 1,035,808 shares and distributable awards of 14,040 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Analysis of Executive Compensation and Philosophy

The Compensation Committee of the Board of Directors is responsible for establishing and overseeing the Company’s compensation policy. It is fully responsible for the determination of the compensation levels of the Chairman and Chief Executive Officer (CEO), the President and Chief Operating Officer (COO), and the Chief Financial Officer (CFO), and approval of all executive compensation, including the Named Executive Officers. The guiding principle of the Committee is the belief that executive compensation based on increased performance and productivity is key to the success of Baldor and the growth in shareholder value.

The Baldor executive compensation program is designed to align executive incentives with the achievement of Company goals and objectives. It is based on the premise that Baldor is only successful if all individuals work as a team to meet the expectations of customers and shareholders. To that end, the elements of compensation for the Named Executive Officers are identical to those for other executive officers. The Compensation Committee has designed the Company’s executive compensation program to ensure that total compensation paid to executive officers, including the Named Executive Officers, is fair internally, competitive externally, and offers performance motivation.

The Baldor executive compensation program includes both cash and stock-based compensation. Actual levels of total compensation in any given year are a function of the achievement of Company goals. Equity compensation, which for fiscal year 2008 consisted of the awarding of stock options and stock units, has vesting periods that ensure long term alignment of interests of management and shareholders.

Throughout this discussion, the individuals who served during fiscal year 2008 as the Company’s Principal Executive Officer and Principal Financial Officer, as well as the other individuals included in the Compensation Tables included herein under the caption “Executive Compensation – Compensation Discussion and Analysis” are referred to as the Named Executive Officers.

Process for Setting Total Executive Compensation

Executive compensation is approved by the Board of Directors and is based on performance targets established in the annual business plan. Performance targets set on a Company-wide basis emphasize achieving specific revenue and earnings goals, relations with customers and suppliers, and recruiting and retaining the necessary talent for the organization. Performance targets set at the individual level are based on the particular position and level of responsibility, but in all cases highlight the importance of personal and group contributions to Company productivity improvement.

In evaluating the executives’ performance and in order to ensure that the executive compensation packages are competitive, the Compensation Committee reviews independent salary survey data from the Watson-Wyatt Data Services Compensation Survey, which shows compensation practices for a peer group of companies. Using this data, salaries for all Baldor executive officers can be compared with the range of cash compensation for persons holding similar positions at comparable manufacturing companies with sales volume in the $2 billion range. Peer company comparisons are undertaken for each executive position. For the CEO position in particular, there were more than 300 organizations represented in the comparative survey data. In most of the comparative positions for the other Named Executive Officers, there were more than 100 organizations represented in each comparative position of the survey data. In general, the Compensation Committee seeks to establish cash compensation for Baldor executive officers that is slightly above the median for peer group companies. The Watson-Wyatt survey also provides peer group data on equity compensation by executive level position, which is used by Baldor in reviewing the equity component of compensation.

As part of its oversight function, the Compensation Committee reviews the status of Company officers, particularly the Named Executive Officers, their positions and compensation on a quarterly basis. In addition, the non-employee Directors discuss the ongoing effectiveness of the goals set for executives in the context of monitoring progress towards overall Company objectives. They also meet with the CEO to discuss overall executive team capabilities and capacity as well as individual executive performance.

Setting Total Executive Compensation

Proposed compensation for all but the CEO, the COO, and the CFO is initiated by the CEO. He evaluates the performance of the other executive officers in terms of their individual performance and contribution to Company objectives in the context of the Watson Wyatt survey data. The CEO then seeks the advice and counsel of the Executive Committee of the Board (whose membership also includes two independent Directors). The Executive Committee also reviews the Watson Wyatt survey data for the CEO, COO, and CFO positions. The results of these discussions and the CEO’s recommendations are presented to the Compensation Committee. The Compensation Committee meets with the CEO and discusses his recommendation for the COO and CFO. The Chair of the Compensation Committee ensures the performance of the CEO is assessed for the previous year and establishes future compensation considerations. The actual evaluation is conducted by the two independent Directors of the Executive Committee.

The Compensation Committee examines all recommendations within the established framework as described. It sets the compensation for the CEO, COO, and CFO and also sets the compensation for the other Named Executive Officers, generally following the recommendations of the CEO. The Committee also approves the recommendations for other executive salaries. The Compensation Committee submits these decisions to the Board of Directors for their review and approval.

Executive Compensation Components

For 2008, the components of compensation for Baldor executive officers, including Named Executive Officers were:

•	Salary

•	Non-equity incentive plan compensation

•	Long-term incentive compensation

•	Certain benefits

While the Compensation Committee reviews each of these component elements, the Committee’s decisions regarding a particular element are not necessarily impacted by other elements, except that the number of equity awards under our long-term incentive program are tied to the executive’s prior year total cash compensation. These components of the executives’ total compensation program are discussed more fully below.

Salary

The Company pays Named Executive Officers to compensate them for services given during the year. In considering each executive officer’s salary, the Compensation Committee evaluates each individual’s personal performance, including initiatives and achievements during the past year, and that individual’s future potential, as well as how the executive has contributed to Baldor’s performance generally. Of particular importance, emphasis is placed on manager productivity, which leads to an overall efficient management structure for the Company. Salaries are set to be competitive externally and fair internally.

As noted earlier, salary comparisons are made with a peer group of companies using Watson-Wyatt survey compensation data. The peer group selected for this comparison is comparable manufacturing companies with sales volume in the $2 billion range. Peer company comparisons are undertaken for each executive position. Average salaries for Baldor executive officers are slightly above the median of the salaries of peer companies. The Compensation Committee believes this appropriately reflects the effectiveness of the management team as well as the employment tenure of Baldor’s executive officers.

For fiscal year 2008, base salary increases were based on prior year activities and in general were a result of: (1) the officer’s personal performance, including personal initiatives and achievements; and (2) the officer’s management of overall departmental responsibilities leading to corporate efficiency and the Company’s general performance. The officer’s future potential was also taken into consideration and evaluated in determining the base salary increase. Salary increases for 2008 also reflected the results of the officer’s increased responsibility which had become much larger, more diverse, and more complex as a result of the Company’s acquisition of Reliance Electric Company in 2007. The acquisition more than doubled the size of the Company.

Non-equity incentive plan compensation

The non-equity incentive component of compensation is a cash payment designed to link executive pay to the Company’s performance. The amount awarded to the executives under this component is determined based on goals that the Compensation Committee believes more fully enhance shareholder value. These amounts are earned by the executive officers (including the Named Executive Officers) and other key management personnel based upon the achievement of “target” and “stretch” goals for two independent components—sales and earnings. These goals are set by the Board of Directors in conjunction with their review of the annual business plan and are communicated to the Named Executive Officers. The Board also reviews these goals annually to determine if any changes are needed to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value. It is important to note that these goals serve to reinforce the incentives for management to work as a team.

Non-equity incentive compensation amounts are determined as a percentage of each participating person’s rate of salary. Fifty percent (50%) of the amount earned is based on achieving pre-set sales goals and fifty percent (50%) of the amount earned is based on achieving pre-set earnings goals. If the “target” goal for the sales or earnings component is met, a non-equity incentive compensation amount of 5% (of salary) for that component is earned. If the “target” goal of a component is not met, the non-equity incentive compensation amount for that component is not earned. For each component that exceeds the “target” goal, the non-equity incentive compensation amount for that component will be increased up to another 5% paid on a straight-line basis until the “stretch” goal is reached. If the “stretch” goal for a component is exceeded, the additional non-equity incentive compensation amount to be paid will continue to be calculated on the same straight-line pro-rata basis as used for the “stretch” goal amount.

The non-equity incentive compensation is “at risk” compensation to each of the officers in that the ability to achieve the “target” goals is not guaranteed. Substantial effort and management teamwork is essential in reaching the “target” and even more so in reaching the “stretch” goals. For 2008, one of the two goals was achieved at slightly above the “target” and the officers were compensated for achieving this goal. While progress was made, the other goal was not achieved to the minimum “target” level; therefore, the officers were not compensated for this goal.

Long-term incentive compensation

The Company believes that ownership of Company stock ensures that all employees, and particularly the Company’s executive officers, have a continuing stake in the long-term success of the Company and encourages all employees to contribute to its success. As a result, effective February 2006, the Compensation Committee approved stock ownership guidelines for its directors, officers, and key management personnel in order to align these individuals with a long-term interest in the success of the Company. “Stock ownership” under these guidelines is defined to include stock owned directly, stock owned indirectly through retirement type funds such as the Company’s 401(k) and Profit Sharing Plan, stock owned indirectly by a spouse and minor children, unvested stock units, and stock units vested but deferred under the Company’s deferred compensation plan.

The guidelines adopted by the Compensation Committee recommend that the individuals serving in the positions of CEO, COO, CFO, Executive Vice-Presidents, and Directors own two times the value of their prior year cash compensation. All other executive officers are recommended to own one and one-half times the value of their prior year cash compensation. Other key management personnel are recommended to own one times the value of their prior year cash compensation. The Compensation Committee has also established milestone guidelines that are used to monitor progress toward achieving the ownership recommendations over the next five-year period.

To facilitate compliance with these guidelines, the Company provides long-term incentive compensation to its executive officers in the form of stock options and, as permitted in the guidelines, stock units. Any stock options granted and/or stock units awarded under this component of compensation are made under the Baldor Electric Company 2006 Equity Incentive Plan approved by shareholders.

(i)	Stock Options. Incentive stock options (“ISOs”) are granted to executive officers and other key management annually and non-qualified stock options (“NQSOs”) may be granted to executive officers and other key management annually. In analyzing the size of stock options granted to the executive officers, the Compensation Committee reviews independent salary survey data regarding stock option grants to executive officers by the Company’s peer group.

The number of shares underlying any options granted is based upon a formula related to the previous year’s total cash compensation. Certain Executive Officers (executive officers holding the titles of Chairman, CEO, President, COO, CFO, or Executive Vice President) are granted approximately 33 options per $1,000 of the individual’s cash compensation from the previous year. Other officers, as a group, are individually granted approximately 28 options per $1,000 of the group’s average cash compensation from the previous year.

Options granted under this component of compensation have a ten year life, are granted with an exercise price equal to the New York Stock Exchange composite closing price for Baldor stock on the day before the grant date, and are 100% exercisable after one year from date of grant. Accordingly, those stock options will have value only if the market price of Baldor stock increases after that date.

(ii)

Stock Units. Stock units may be awarded to executive officers and other key management normally in the year following a year in which a “target” goal was met. The number of stock units granted is based upon a formula related to the previous year’s total cash compensation. Certain Executive Officers (executive officers holding the titles of Chairman, CEO, President, COO, CFO, or Executive Vice President) are granted approximately 6 stock units per $1,000 of the individual’s cash compensation from the previous year. Other officers, as a group, are individually granted approximately 5 stock units per $1,000 of the group’s average cash compensation from the previous year. The stock units normally vest after two years from the date of award. If the individual is not an employee at the time of vesting, the stock units are forfeited. Stock units are a pure retentive feature to provide continuity through business cycles and will increase in value only if the market price of Baldor stock increases.

As noted earlier, the non-equity incentive compensation, which affects stock unit awards, is “at risk” compensation to each of the officers in that the ability to achieve the “target” goals is not guaranteed, because substantial effort and management teamwork is essential in reaching those goals.

Certain benefits

Standard Package. As with all other Baldor employees, the executives are eligible for the same health and dental insurance, accidental death insurance, disability, vacation, 401(k) matching contributions and profit-sharing participation (subject to IRS restrictions) and other similar benefits offered by the Company. The Company’s benefits package generally is designed to assist employees in providing for their own financial security in a manner that recognizes individual needs and preferences.

Supplemental Executive Benefits. In order to provide a competitively attractive package to secure and retain experienced executive officers, the Company supplements the standard benefit packages offered to all employees with appropriate executive benefits as listed below.

(i)	Death Benefit Payment. The Company offers to the executive officers a death benefit payment equal to two times the previous year’s salary and bonus should they die while employed by Baldor. While no funds have been set aside to fund this promised benefit, the Company has purchased corporate owned life insurance to offset this liability.

(ii)	Non-Qualified Deferred Compensation. A Non-Qualified Deferred Compensation Plan exists for any Baldor employee the IRS defines as “highly compensated”, many of whom are the Company’s executive officers. Under the IRS rules, the amount they can contribute to the 401(k) plan on a tax deferred basis is limited, so the Non-Qualified Deferred Compensation Plan allows such individuals to make further retirement contributions. Any amounts contributed are made strictly by the employee, and Baldor makes no matching contributions.

(iii)	Perquisites. The Company reimbursed executive officers for dues to one social/country club of the executive’s choosing as long as that membership was also used for business purposes; however, not all executive officers took advantage of this benefit. The Company has since discontinued reimbursement for country club dues. The Company does not offer management any other personal benefits.

(iv)	Change of Control Arrangements. Pursuant to agreements under the Baldor Electric Company 2006 Equity Incentive Plan, all outstanding stock units held by any employee, including the Named Executive Officers, will fully vest and be free of any restrictions without any further act by Baldor or the Named Executive Officer in the event of a “Change of Control” as defined in those agreements.

Other than distributions from the Non-Qualified Deferred Compensation Plan in accordance with the terms of the Plan, none of these supplemental benefits continue for the executive after retirement or termination.

Additional Information About Stock Options

The grant date, with respect to any options granted to a Named Executive Officer, is generally the date the Compensation Committee determines to grant such options. Grants to executive officers and other key management are normally made at the first Compensation Committee meeting of the year held near the time of the first Board of Directors meeting of the year, the dates for which are established more than six months in advance. As such, there may be times when the Compensation Committee may grant options at times when the Board or Compensation Committee is in possession of material non-public information. The Company has not adopted any policy with respect to coordinating option grant dates with the release of material non-public information. The Compensation Committee typically does not take such information into account when determining whether, when, and in what amount to make option grants.

As a matter of policy, and in accordance with the terms of the Baldor Electric Company 2006 Equity Incentive Plan, as amended, the Company does not re-price any options previously granted.

Trading of Baldor Stock

The Company’s officers and directors may not purchase or sell options, nor engage in short sales with respect to Baldor stock. Officers and directors are also not allowed to trade in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to Baldor stock. The Company also has an Insider Trading Policy (“blackout policy”) which provides prohibitions and guidelines to the Company’s directors, officers, and other employees with respect to purchasing and selling Company securities or derivatives and the timing of such transactions.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that Baldor may deduct in any one year with respect to each of the Named Executive Officers. For 2008 compensation, the Compensation Committee had not adopted a policy requiring all compensation to be deductible. However, the Compensation Committee has subsequently adopted a policy in 2009, subject to shareholder approval, and described herein under “Proposal 4.”

SUMMARY COMPENSATION TABLE FOR NAMED EXECUTIVE OFFICERS

The following tables set forth certain information regarding compensation paid or earned by each of the Named Executive Officers for fiscal year 2008. The Company has not entered into any employment agreements with any of the Named Executive Officers.

Summary Compensation Table for Fiscal Year 2008

Name and Principal Position	Year	Salary	Bonus	(1) Stock Awards	(2) Option Awards	(3) Non-Equity Incentive Plan Compensation	(4) Change In Pension Value and Non-Qualified Deferred Compensation Earnings	(5) All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
John A. McFarland Chairman and Chief Executive Officer	2008 2007 2006	950,000 775,000 775,000	— — —	256,665 208,264 98,411	227,237 311,509 245,520	48,450 198,090 173,445	(5,587 786 190)	34,676 36,726 38,913	1,511,441 1,530,375 1,331,479

Ronald E. Tucker President and Chief Operating Officer	2008 2007 2006	560,000 500,000 450,000	— — —	149,544 119,091 56,738	144,023 180,990 142,560	28,560 127,800 100,710	(43,386 2,985 483)	40,540 38,087 38,970	879,281 968,953 789,461

George E. Moschner (6) Chief Financial Officer and Secretary	2008 2007	350,000 201,136	— —	51,145 2,205	86,930 63,443	17,850 76,680	(238 N/A )	31,262 13,259	536,949 374,723

L. Edward Ralston Executive Vice President – Business Integration	2008 2007 2006	310,000 276,667 200,000	— — —	60,145 41,171 15,394	81,258 75,371 53,760	15,810 71,568 44,760	(21,525 1,170 334)	31,669 37,249 16,954	477,357 503,196 331,202

Randy L. Colip Executive Vice President – Sales	2008 2007 2006	310,000 269,000 225,000	— — —	67,188 50,630 27,858	75,378 75,371 60,480	15,810 69,012 50,355	N/A N/A N/A	22,408 24,516 23,537	490,784 488,529 387,230

(1)	The amounts shown reflect the dollar amount recognized for financial statement reporting purposes for fiscal year ended 2008, in accordance with FAS 123R and thus may include amounts from units awarded in and prior to 2008. Assumptions used in the calculation of these amounts are discussed in the Notes to Consolidated Financial Statements.
(2)	The amounts shown reflect the dollar amount recognized for financial statement reporting purposes for fiscal year ended 2008, in accordance with FAS 123R and thus may include amounts from options granted in and prior to 2008. Assumptions used in the calculation of these amounts are discussed in the Notes to Consolidated Financial Statements.
(3)	Reflects amounts paid to each Named Executive Officer under the Baldor Electric Company Bonus Plan for Officers effective for fiscal year 2008.
(4)	The Company has no Pension Plan for executive officers; therefore, the amounts in this column reflect the earnings and change in market value of the mutual fund investment choices (selected and funded by the Named Executive Officer) offered within the Company’s Non-Qualified Deferred Compensation Plan only.
(5)	For fiscal year 2008, the amounts in this column represent Baldor contributions and payments made as follows:

	Contributions to the Profit Sharing Plan	Contributions to the 401(k) Savings	(a) Death Benefit Premium	(b) Other
	($)	($)	($)	($)
John A. McFarland	15,123	3,450	16,103	—
Ronald E. Tucker	15,123	2,695	18,468	4,254
George E. Moschner	—	1,150	24,336	5,776
L. Edward Ralston	15,123	3,450	8,842	4,254
Randy L. Colip	15,123	3,109	1,335	2,841

(a)	The Company offers to its executive officers a death benefit payment equal to two times the previous year’s salary and bonus should they die while employed. While no funds have been set aside to fund this promised benefit, the Company has purchased corporate owned life insurance to offset this liability. The amount in this column represents the premium paid with respect to such insurance.
(b)	Amounts disclosed in this column represent other perquisites such as social/country club dues. All amounts presented represent country club dues, and the Company has since discontinued reimbursement for country club dues.

(6)	Mr. Moschner joined the Company and became Chief Financial Officer in April 2007.

Grants of Plan-Based Awards in Fiscal Year 2008

	Grant	(1) Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			(2) All Other Stock Awards: Number of Shares of Stock	(3) All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	(4) Grant date fair value of stock and option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	awards
		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
John A. McFarland		47,500	95,000	—
	02/24/08				N/A	N/A	N/A	5,838			159,319
	02/24/08				N/A	N/A	N/A		3,494	28.62	22,956
	02/24/08				N/A	N/A	N/A		28,617	28.62	188,014

Ronald E. Tucker		28,000	56,000	—
	02/24/08				N/A	N/A	N/A	3,766			102,774
	02/24/08				N/A	N/A	N/A		3,494	28.62	22,956
	02/24/08				N/A	N/A	N/A		17,223	28.62	113,155

George E. Moschner		17,500	35,000	—
	02/24/08				N/A	N/A	N/A	1,666			45,465
	02/24/08				N/A	N/A	N/A		3,494	28.62	22,956
	02/24/08				N/A	N/A	N/A		5,673	28.62	37,272

L. Edward Ralston		15,500	31,000	—
	02/24/08				N/A	N/A	N/A	2,089			57,009
	02/24/08				N/A	N/A	N/A		3,494	28.62	22,956
	02/24/08				N/A	N/A	N/A		7,997	28.62	52,540

Randy L. Colip		15,500	31,000	—
	02/24/08				N/A	N/A	N/A	2,028			55,344
	02/24/08				N/A	N/A	N/A		3,494	28.62	22,956
	02/24/08				N/A	N/A	N/A		7,660	28.62	50,326

(1)	Represents the estimated future payouts under the Baldor Electric Company Bonus Plan for Officers adopted on February 25, 2008. The actual amounts earned have been determined based on the achievement of the performance goals as of the end of fiscal year 2008, and are reflected as being paid in the Summary Compensation Table. Additional information relating to these amounts is discussed in narrative discussion following this table and in the Compensation Discussion and Analysis.
(2)	Represents stock units awarded. These stock units vest two years from the date of grant.
(3)	Represents incentive stock options and non-qualified stock options to purchase shares of the Company’s common stock. The options were granted at the composite closing price of the Company’s common stock on the day before the date of grant, are 100% exercisable one year from the date of grant, and expire in ten years.
(4)	Represents the aggregate FAS 123R grant date fair value of all awards made during fiscal year 2008 as discussed in the Notes to Consolidated Financial Statements.

Narrative for Summary Compensation Table and Grants of Plan-Based Awards Table

Non-Equity Incentive Plan Awards. As previously discussed in the Compensation Discussion and Analysis, annual cash incentive rewards can be earned by Named Executive Officers under the Bonus Plan for Officers. The cash amounts are based upon the achievement during a fiscal year of “target” and “stretch” goals for two components (sales and earnings) pre-approved by the Compensation Committee for the Company. Awards are determined as a percentage of each person’s salary. Fifty percent of the bonus earned is based on achieving pre-set sales goals and 50% of the bonus earned is based on achieving pre-set earnings goals.

If the “target” goal for a component (that is, either sales or earnings) is met, a bonus of 5% of salary for that component is earned. If the “target” goal of a component is not met, the bonus for that component is not earned. For each component that exceeds the target goal, the bonus for that component will be increased up to another 5% of salary paid on a straight-line pro-rata basis until the “stretch” goal is reached. If the stretch goal for a component is exceeded, the Named Executive Officers can earn an additional amount of bonus based on the amount by which the stretch goal was exceeded. This additional amount of bonus will be equal to a percentage of salary calculated on the same straight-line pro-rata basis as was used in calculating the percentage applicable between the target and stretch goal.

The amounts reflected in the Grants of Plan-Based Awards table contemplate a “threshold” of 5% of salary assuming that one target goal is met. The “target” amounts are calculated based on the assumption that both target goals are met exactly and the full 5% of salary attributed to each goal is earned, but no stretch goals are met. No “maximum” amounts are included in the table because under the plan, Named Executive Officers can earn an indeterminate percentage of salary based on the extent to which the stretch goals are exceeded.

Stock Options and Stock Units. The Company provides long-term incentive compensation to its Named Executive Officers in the form of stock options and stock units under the Baldor Electric Company 2006 Equity Incentive Plan. Stock units may be awarded to Named Executive Officers only in the year following a year in which a “target” goal was met. However, awards of stock units have been reported in the Grants of Plan-Based Awards table as stock unit awards and not as equity incentive plan awards because in the year in which those options are granted, whether or not a “target” goal was met for the prior fiscal year has already been determined.

Change of Control and Termination of Employment

Change of Control. As described in “Change of Control Arrangements” in the Compensation Discussion and Analysis section, agreements issued under the Baldor Electric Company 2006 Equity Incentive Plan provide that any outstanding stock units held by any employee, including a Named Executive Officer, will fully vest and be free of any restrictions without any further act by the Company or the Named Executive Officer in the event of a “Change of Control” as defined in those agreements.

If a change of control of the Company had occurred on January 3, 2009, the last day of the Company’s fiscal year 2008, then the number of outstanding stock units which would have vested for each of the Named Executive Officers is as follows:

Stock Units
John A. McFarland	15,725
Ronald E. Tucker	9,180
George E. Moschner	3,048
L. Edward Ralston	3,742
Randy L. Colip	4,224

Termination of Employment. Agreements issued under the 2006 Equity Incentive Plan with respect to awards of stock units also provide that the stock units discussed above will become fully vested when an employee, including a Named Executive Officer, dies or terminates employment on account of his permanent disability or retirement, as those terms are defined in the agreement.

Agreements under that plan issued with respect to incentive and non-qualified stock options provide that all options vest and become exercisable for a period of three months following the date of termination of employment due to disability. If an employee dies while employed by the Company, or dies within three months after termination of his employment, the options vest and may be exercised at any time by the employees heirs or representatives within 12 months after death. These provisions apply to any employee who receives options, including Named Executive Officers. The total stock options held by Named Executive Officers that were not fully vested as of fiscal year-end 2008, are listed below:

Stock Options
John A. McFarland	32,111
Ronald E. Tucker	20,717
George E. Moschner	9,167
L. Edward Ralston	11,491
Randy L. Colip	11,154

The Company offers to the Named Executive Officers a death benefit payment equal to two times the previous year’s salary and bonus, plus an amount equal to the tax benefit the Company would receive if it paid those amounts as salary and bonus to the Named Executive Officers. These benefits are provided under written agreements between the Company and the Named Executive Officers and payable if the Named Executive Officers should die while employed. While no funds have been set aside to fund this promised benefit, the Company has purchased corporate owned life insurance to offset this liability. As of fiscal year-end 2008, amounts payable to each Named Executive Officer in the event of death were as follows:

John A. McFarland	$3,303,391
Ronald E. Tucker	1,947,262
George E. Moschner	1,217,039
L. Edward Ralston	1,077,949
Randy L. Colip	1,077,949

The Board of Directors will determine on a case-by-case basis if any additional amounts or benefits are payable to Named Executive Officers at the time their employment is terminated, whether upon death, retirement, or otherwise.

Other than distributions from the Non-Qualified Deferred Compensation Plan in accordance with the terms of the Plan, none of the Company’s supplemental benefits continue for a Named Executive Officer after retirement or other termination of employment. Distributions from the Non-Qualified Deferred Compensation Plan are discussed above with respect to the Non-Qualified Deferred Compensation Table.

Option Exercises and Stock Vested in Fiscal Year 2008

Name	Number of Shares Acquired on Exercise	(1) Value Realized On Exercise	Number of Shares Acquired on Vesting	(1) Value Realized on Vesting
	(#)	($)	(#)	($)
John A. McFarland	—	N/A	1,129 4,650	37,246 132,618

Ronald E. Tucker	2,173 1,076 2,000	19,231 9,523 40,700	621 2,700	20,487 77,004

George E. Moschner	—	N/A	—	N/A

L. Edward Ralston	1,000	8,850	94 1,000	3,101 28,520

Randy L. Colip	1,100 700	21,385 3,676	282 1,125	9,303 32,085

(1)	Represents the difference between the option exercise price and the composite closing price of the Common Stock on the date of exercise multiplied by the number of shares acquired upon exercise. The numbers shown reflect the value of options accumulated over a ten-year period. No amounts were deferred upon exercise.

Outstanding Equity Awards at Fiscal Year-End 2008

	Option Awards						Stock Awards
			Equity Incentive Plan Awards:						Equity Incentive Plan Awards:	Equity Incentive Plan Awards:
Name	Number of Securities Underlying Options Exercisable	Number of Securities Underlying Options Unexercisable	Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date		(1) Number of Shares or Units of Stock That Have Not Vested	(2) Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
	(#)	(#)	(#)	($)			(#)	($)	(#)	($)
John A. McFarland
	Incentive
	5,144		—	19.44	2/7/2009
	4,683		—	21.35	2/4/2011
	4,662		—	21.45	2/9/2012
	5,224		—	19.14	2/2/2013
	4,170		—	23.98	2/8/2014
	3,623		—	27.60	2/6/2015
	2,951		—	33.88	4/21/2016
	2,543		—	39.31	2/25/2017
		3,494	—	28.62	2/24/2018
	Non-qualified
	14,856		—	19.44	2/7/2009
	15,317		—	21.35	2/4/2011
	15,338		—	21.45	2/9/2012
	6,000		—	21.45	2/9/2012
	14,776		—	19.14	2/2/2013
	6,000		—	19.14	2/2/2013
	21,830		—	23.98	2/8/2014
	11,377		—	27.60	2/6/2015
	15,000		—	27.60	2/6/2015
	22,624		—	33.88	4/21/2016
	29,434		—	39.31	2/25/2017
		28,617	—	28.62	2/24/2018
							Units
					(a	)	4,073	75,269	—	N/A
					(b	)	5,814	107,443	—	N/A
					(c	)	5,838	107,866	—	N/A

(1)	The vesting dates of the unvested awards are: (a) 2/6/2010, (b) 02/25/2009, (c) 2/24/2010
(2)	Represents the $18.48 composite closing price of the Common Stock as reported by the New York Stock Exchange on January 2, 2009, the last trading day of fiscal year 2008, multiplied by the number of units that have not vested.

Outstanding Equity Awards at Fiscal Year-End 2008 (continued)

	Option Awards						Stock Awards
			Equity Incentive Plan Awards:						Equity Incentive Plan Awards:	Equity Incentive Plan Awards:
Name	Number of Securities Underlying Options Exercisable	Number of Securities Underlying Options Unexercisable	Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date		(1) Number of Shares or Units of Stock That Have Not Vested	(2) Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
	(#)	(#)	(#)	($)			(#)	($)	(#)	($)
Ronald E. Tucker
	Incentive
	5,144		—	19.44	2/7/2009
	5,860		—	17.06	2/6/2010
	4,683		—	21.35	2/4/2011
	4,662		—	21.45	2/9/2012
	5,224		—	19.14	2/2/2013
	4,170		—	23.98	2/8/2014
	3,623		—	27.60	2/6/2015
	2,951		—	33.88	4/21/2016
	2,543		—	39.31	2/25/2017
		3,494	—	28.62	2/24/2018
	Non-qualified
	856		—	19.44	2/7/2009
	1,800		—	9.72	2/7/2009
	140		—	17.06	2/6/2010
	1,800		—	17.06	2/6/2010
	1,317		—	21.35	2/4/2011
	1,800		—	21.35	2/4/2011
	1,338		—	21.45	2/9/2012
	1,800		—	21.45	2/9/2012
	5,776		—	19.14	2/2/2013
	3,300		—	19.14	2/2/2013
	10,130		—	23.98	2/8/2014
	7,500		—	27.60	2/6/2015
	3,877		—	27.60	2/6/2015
	11,899		—	33.88	4/21/2016
	16,036		—	39.31	2/25/2017
		17,223	—	28.62	2/24/2018
							Units
					(a	)	2,036	37,625	—	N/A
					(b	)	3,378	62,425	—	N/A
					(c	)	3,766	69,596	—	N/A

(1)	The vesting dates of the unvested awards are: (a) 2/6/2010, (b) 2/25/2009, (c) 2/24/2010
(2)	Represents the $18.48 composite closing price of the Common Stock as reported by the New York Stock Exchange on January 2, 2009, the last trading day of fiscal year 2008, multiplied by the number of units that have not vested.

Outstanding Equity Awards at Fiscal Year-End 2008 (continued)
	Option Awards						Stock Awards
			Equity Incentive Plan Awards:						Equity Incentive Plan Awards:	Equity Incentive Plan Awards:
Name	Number of Securities Underlying Options Exercisable	Number of Securities Underlying Options Unexercisable	Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date		(1) Number of Shares or Units of Stock That Have Not Vested	(2) Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
	(#)	(#)	(#)	($)			(#)	($)	(#)	($)
George E. Moschner
	Incentive
	2,214		—	45.15	5/18/2017
		3,494	—	28.62	2/24/2018
	Non-qualified
	5,523		—	45.15	5/18/2017
		5,673	—	28.62	2/24/2018
							Units

					(a	)	1,382	25,539	—	N/A
					(b	)	1,666	30,788	—	N/A

(1)	The vesting dates of the unvested awards are: (a) 5/18/2009, (b) 2/24/2010
(2)	Represents the $18.48 composite closing price of the Common Stock as reported by the New York Stock Exchange on January 2, 2009, the last trading day of fiscal year 2008, multiplied by the number of units that have not vested.

Outstanding Equity Awards at Fiscal Year-End 2008 (continued)
	Option Awards						Stock Awards
			Equity Incentive Plan Awards:						Equity Incentive Plan Awards:	Equity Incentive Plan Awards:
Name	Number of Securities Underlying Options Exercisable	Number of Securities Underlying Options Unexercisable	Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date		(1) Number of Shares or Units of Stock That Have Not Vested	(2) Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
	(#)	(#)	(#)	($)			(#)	($)	(#)	($)
L. Edward Ralston
	Incentive

	850		—	19.44	2/7/2009
	700		—	17.06	2/6/2010
	700		—	21.35	2/4/2011
	1,700		—	21.45	2/9/2012
	1,700		—	19.14	2/2/2013
	2,200		—	23.98	2/8/2014
	1,000		—	27.60	2/6/2015
	2,951		—	33.88	4/21/2016
	2,543		—	39.31	2/25/2017
		3,494	—	28.62	2/24/2018
	Non-qualified
	500		—	21.45	2/9/2012
	500		—	19.14	2/2/2013
	1,000		—	27.60	2/6/2015
	2,649		—	33.88	4/21/2016
	5,194		—	39.31	2/25/2017
		7,997	—	28.62	2/24/2018
							Units

					(a	)	271	5,008	—	N/A
					(b	)	1,382	25,539	—	N/A
					(c	)	2,089	38,605	—	N/A

(1)	The vesting dates of the unvested awards are: (a) 2/6/2010, (b) 2/25/2009, (c) 2/24/2010.
(2)	Represents the $18.48 composite closing price of the Common Stock as reported by the New York Stock Exchange on January 2, 2009, the last trading day of fiscal year 2008, multiplied by the number of units that have not vested.

Outstanding Equity Awards at Fiscal Year-End 2008 (continued)

	Option Awards						Stock Awards
			Equity Incentive Plan Awards:						Equity Incentive Plan Awards:	Equity Incentive Plan Awards:
Name	Number of Securities Underlying Options Exercisable	Number of Securities Underlying Options Unexercisable	Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date		(1) Number of Shares or Units of Stock That Have Not Vested	(2) Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
	(#)	(#)	(#)	($)			(#)	($)	(#)	($)
Randy L. Colip
	Incentive
	3,000		—	27.60	2/6/2015
	2,951		—	33.88	4/21/2016
	2,543		—	39.81	2/25/2017
		3,494	—	28.62	2/24/2018
	Non-qualified
	3,000		—	27.60	2/6/2015
	3,349		—	33.88	4/21/2016
	5,194		—	39.81	2/25/2017
		7,660	—	28.62	2/24/2018
							Units
					(a	)	814	15,043	—	N/A
					(b	)	1,382	25,539	—	N/A
					(c	)	2,028	37,477	—	N/A

(1)	The vesting dates of the unvested awards are: (a) 2/6/2010, (b) 2/25/2009, (c) 2/24/2010.
(2)	Represents the $18.48 composite closing price of the Common Stock as reported by the New York Stock Exchange on January 2, 2009, the last trading day of fiscal year 2008, multiplied by the number of units that have not vested.

Pension Benefits

For fiscal year 2008, the Company maintained no defined pension benefits for executive officers. The only retirement plans available to the executives are the 401(k) and Profit Sharing Plan, which are available to all employees, and the Non-Qualified Deferred Compensation Plan, which can only be funded by the individual executive.

Pension Benefits for Fiscal Year 2008

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
		(#)	($)	($)
John A. McFarland	N/A	N/A	N/A	—
Ronald E. Tucker	N/A	N/A	N/A	—
George E. Moschner	N/A	N/A	N/A	—
L. Edward Ralston	N/A	N/A	N/A	—
Randy L. Colip	N/A	N/A	N/A	—

Non-Qualified Deferred Compensation

The Company has a Non-Qualified Deferred Compensation Plan for all employees who are defined as “highly compensated employees” under Internal Revenue Code Section 414(q), because they are restricted in the tax-deferred amount they may contribute to the 401(k) plan. Eligible employees include, but are not limited to, the executive officers. The following table sets forth information concerning contributions, earnings, and balances under this Plan for fiscal year 2008 for the Named Executive Officers.

Non-Qualified Deferred Compensation for Fiscal Year 2008 (1)

Name	(1) Executive Contributions in Last Fiscal Year	(2) Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	(3) Aggregate Balance at Last Fiscal Year-End
	($)	($)	($)	($)	($)
John A. McFarland	19,000	—	(5,587)	—	37,639
Ronald E. Tucker	92,760	—	(43,386)	—	131,984
George E. Moschner	17,500	—	(238)	—	17,262
L. Edward Ralston	39,114	—	(21,525)	—	50,544
Randy L. Colip	—	—	—	—	—

(1)	Each eligible employee has the option to contribute to the deferred compensation plan up to 50% of their cash compensation and any stock units awarded. The investment elections are the same as those in the 401(k) and Profit Sharing Plan (or a similar investment if the identical investment was not available). Like a 401(k) account, the participant’s account value is affected by income earned or lost on the investment choices selected by the plan participant. The amounts in this column are also reported in the “salary” column of the Summary Compensation Table.
(2)	The Company makes no contributions to the Non-Qualified Deferred Compensation Plan on behalf of the participant. All contributions to the Plan are made solely by the participant.
(3)	Deferred amounts are required to be deferred at least two years. If the participant changes the deferral period, the new distribution date must be at least five years beyond the original distribution date.

Information contained below under the caption “Compensation Committee Report” is furnished and not deemed filed with the SEC.

COMPENSATION COMMITTEE REPORT

The responsibilities of the Compensation Committee are provided in its Charter, which has been approved by the Board of Directors of the Company.

In fulfilling its oversight responsibilities with respect to the Compensation Discussion and Analysis included in this Report, the Compensation Committee, among other things, has:

•	reviewed and discussed the Compensation Discussion and Analysis with management; and

•	following such review, the Compensation Committee approved the inclusion of such Compensation Discussion and Analysis in the Company’s Annual Report on Form 10K and proxy statement.

Respectfully submitted,

THE COMPENSATION COMMITTEE

Barry K. Rogstad	Chairman

Jefferson W. Asher, Jr.
Merlin J. Augustine, Jr.
Richard E. Jaudes
R. L. Qualls

DIRECTOR COMPENSATION

Overview of Compensation Philosophy and Program

The Corporate Governance Committee responsibilities include but are not limited to administering the Company’s Director compensation program. The philosophy of the Director’s compensation program is based on the principle that the compensation program should be adequate to attract and retain qualified Board members from a variety of business and financial backgrounds. Therefore, the objective of the compensation program is that the program be competitive so as to attract and retain qualified Board members.

Evaluation of Director Performance

The Corporate Governance Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of all Directors. The Corporate Governance Committee annually performs a review and evaluation of the Directors’ continuing achievement of the Company’s short and long-term goals.

In order to attract and retain experienced individuals to serve as Directors of the Company, the Corporate Governance Committee reviews independent salary survey data from Watson-Wyatt Data Services Compensation Survey regarding compensation packages paid to Directors by the Company’s peer group. The Company generally seeks to pay compensation that is near the median of the peer group.

Elements of Compensation

In order to ensure that total compensation paid to Directors is competitive externally and provides a fair compensation for the services performed, the Corporate Governance Committee has designed the total compensation program for Directors to consist of two components: (1) fees, and (2) long-term incentive compensation. These components are discussed more fully below.

Fees

Fees for all Directors are established within the range of fees for persons holding similar positions at comparably sized manufacturing companies, utilizing independent salary survey data from Watson-Wyatt. The data is a composite of manufacturing companies that are comparably sized based upon sales volume. In general, in establishing Director fees, additional consideration includes the Board’s performance as a whole, as well as Baldor’s performance. The Corporate Governance Committee will review these fee levels annually to determine if any changes to the fees are needed to ensure that an appropriate relationship exists between Director compensation and the creation of shareholder value.

Long-term Incentive Compensation

This component of Director compensation is based on the belief that equity-based compensation ensures that Directors have a continuing stake in the long-term success of the Company. For Directors, long-term incentive compensation generally consists of non-qualified stock options (“NQSOs”) and stock units.

Stock Options … NQSOs are granted to Directors annually on the first business day following the annual shareholders’ meeting. The number of shares granted is based upon a formula tied to the previous year’s cash compensation. These options have a ten year life, vest after one year after the date of grant, and are granted with an exercise price equal to the New York Stock Exchange composite closing price for Baldor stock on the day before the grant date. Accordingly, those stock options will have value only if the market price of Baldor stock increases after that date. As a matter of policy, and in accordance with the terms of the Baldor Electric Company 2006 Equity Incentive Plan, as amended, the Company does not re-price any options previously granted to Directors.

Stock Units … Stock units may be awarded to Directors annually. The number of stock units granted is based upon a formula related to the previous year’s total Director’s fees. These units vest after one year from the date of award.

Summary Compensation for Directors

The following tables set forth certain information regarding compensation earned during Baldor’s last fiscal year to each of Baldor’s non-employee Directors.

Director Compensation in Fiscal Year 2008

Name	(1) Fees Earned or Paid In Cash	(2) Stock Awards	(3) Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($)	($)	($)			($)
Jefferson W. Asher, Jr.	46,000	61,331	45,162	—	N/A	—	152,493
Merlin J. Augustine, Jr.	46,000	61,331	45,162	—	N/A	—	152,493
Richard E. Jaudes	46,000	61,331	45,162	—	N/A	—	152,493
Jean A. Mauldin	46,000	61,331	45,162	—	N/A	—	152,493
Robert J. Messey	46,000	61,331	45,162	—	N/A	—	152,493
Robert L. Proost	46,000	61,331	45,162	—	N/A	—	152,493
R. L. Qualls	46,000	61,331	45,162	—	N/A	—	152,493
Barry K. Rogstad	46,000	61,331	45,162	—	N/A	—	152,493

(1)	Fees earned or paid in cash relate to service on the Board of Directors and service on the various committees of the Board of Directors as detailed in the table below.

Name	(4) Director Fee	General Committee Fee	Total Director Fee
	($)	($)	($)
Jefferson W. Asher, Jr.	30,000	16,000	46,000
Merlin J. Augustine, Jr.	30,000	16,000	46,000
Richard E. Jaudes	30,000	16,000	46,000
Jean A. Mauldin	30,000	16,000	46,000
Robert J. Messey	30,000	16,000	46,000
Robert L. Proost	30,000	16,000	46,000
R. L. Qualls	30,000	16,000	46,000
Barry K. Rogstad	30,000	16,000	46,000

(2)	Represents the dollar amount recognized for financial statement reporting purposes during fiscal year 2008 in accordance with FAS 123R with respect to stock units. Stock units were awarded in the amount of 1,755 units per Director with a fair value of $30.17 per unit. These stock units vest after one year from date of grant.

(3)	Represents the dollar amount recognized for financial statement reporting purposes during fiscal year 2008 in accordance with FAS 123R with respect to stock options held by non-employee Directors. Non-qualified options to purchase 5,280 shares of Common Stock of Baldor were granted at $30.84 per share, the composite closing price of the Common Stock on the day preceding the date of grant. The options vest after one year from date of grant. At grant date, the fair value of these non-qualified options was $6.68 per share. Baldor used the Black-Scholes option pricing model to determine the fair value. Calculations are based on a ten-year option term and the following variable assumptions: expected option life of 5.5 years; interest rate of 1.97%; annual dividend yield of 2.2%; and volatility of 27.1%. Because the present values are based on estimates and assumptions, the amounts reflected in this table may not be achieved. Refer to the Notes to Consolidated Financial Statements.

(4)	Again this year, Director fees have not increased year over year.

Compensation Committee Interlocks, Insider Participation;

Related Party Transactions

Baldor’s Board of Directors has a Compensation Committee of the Board. The main responsibility of the Compensation Committee is to approve the salary and contingent compensation arrangements for the Named Executive Officers. The Executive Committee makes recommendations to the Board regarding salary and contingent compensation for other executive officers; however, the Board of Directors, as a whole, approves the salary and contingent compensation arrangements for other executive officers. The Compensation Committee also approves any equity awards made to the Named Executive Officers. The Compensation Committee administers the Company’s equity compensation plans.

The members of the Executive Committee and the Compensation Committee and summary descriptions of each committee are listed under the caption “Information About the Board of Directors and Committees of the Board”.

Of the Directors, John A. McFarland and Ronald E. Tucker were executive officers of Baldor during fiscal year 2008. Richard E. Jaudes, a member of the Board of Directors of the Company, is a partner at Thompson Coburn LLP, a law firm that provides legal counsel to the Company.

The Board of Directors reviews and approves related party transactions, if any, which are required to be reported in Baldor’s proxy statement and/or Annual Report on Form 10-K on a case-by-case basis. The Board has not adopted a formal written policy with respect to the approval or ratification of these transactions. In making this determination, the Board considered the infrequency in occurrence of these transactions.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of Baldor oversees Baldor’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee makes the following statements:

•

The Audit Committee is governed by a formal written charter (which may be viewed online free of charge by accessing the Company’s website at www.baldor.com and selecting the Investor Relations section);

•	The Audit Committee is comprised of directors that Baldor’s Board of Directors has determined to be “independent” and all members meet the requirement of an “audit committee financial expert” (1);

•	The Audit Committee has reviewed and discussed the quarterly and annual audited financial statements with management;

•

The Audit Committee has discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended;

•

The Audit Committee has received from the independent registered public accounting firm the required written communication and discussed with them their independence as required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence;

•	The Audit Committee has considered the compatibility of non-audit services with the independence of the independent registered public accounting firm; and

•

The Audit Committee, based on the above reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in Baldor’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

(1)	A detailed determination of member independence and financial expertise is included in this Proxy Statement under the sub-caption “Statement of Audit Committee Member Independence and Financial Expertise”.

Respectfully submitted,

THE AUDIT COMMITTEE

Robert J. Messey	Chairman

Jefferson W. Asher, Jr.
Jean A. Mauldin
Barry K. Rogstad

STATEMENT OF DIRECTOR INDEPENDENCE

The Board has determined that each of Baldor’s directors, except for Baldor’s Chairman and CEO, John McFarland, and President and COO, Ronald E. Tucker, is “independent” under the standards Section 303A.02 of the Listed Company Manual of the New York Stock Exchange (the “NYSE”). Annually Baldor requires each director and nominee to complete a questionnaire. The majority of questions in the questionnaire requests that the individual disclose to Baldor specific information relating to the individual’s relationship with Baldor. The Board has considered the relationships disclosed in the questionnaires, including those disclosed under “Compensation Committee Interlocks, Insider Participation; Related Party Transactions”. In addition to the NYSE requirements for independence, the Board considers the nature of the relationship and the dollar amounts involved in making its determination of director independence.

STATEMENT OF AUDIT COMMITTEE MEMBER

INDEPENDENCE AND FINANCIAL EXPERTISE

Baldor’s Board of Directors strongly believes that the Audit Committee and its function are extremely important to the integrity of Baldor. The independence of each member of the Audit Committee is critically reviewed for the following requirements:

•	There is not, and has not been in the last five years, any known family relationship between any member of the Audit Committee and any other member of the Board of Directors or any employee of Baldor.
•	No member of the Audit Committee accepts compensation from Baldor other than for board service and committee membership service.
•	Members of the Audit Committee are appointed because of their qualifications of being “financially literate” and knowledgeable of securities regulations.

The current members of Baldor’s Audit Committee are:

Robert J. Messey	Chairman
Jefferson W. Asher, Jr.
Jean A. Mauldin
Barry K. Rogstad

Baldor’s Board of Directors has paid close attention to the independence and financial literacy of the members of Baldor’s Audit Committee. All members of this Committee are appointed, in substantial part, because they are financially astute, having the experience, education, and ability to read and understand financial information and regulations. Based on the facts including those mentioned above, the Board of Directors has determined that each member of the Audit Committee named above:

1.	has no relationship which would interfere with the exercise of independent judgment as an Audit Committee member;

2.	provides services and qualifications that are in the best interests of Baldor and its shareholders;

3.	is “independent” so that the member’s participation on Baldor’s Audit Committee complies with the requirements of the Sarbanes-Oxley Act of 2002 and Section 3.03 of the Listed Company Manual of the New York Stock Exchange; and

4.	has been determined to be an “audit committee financial expert” having met the requirements of such designation as required by the Sarbanes-Oxley Act of 2002 and similar requirements of Section 3.03 of the Listed Company Manual of the New York Stock Exchange.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Baldor is presently utilizing the services of Ernst & Young LLP, an independent registered public accounting firm that has been Baldor’s independent auditor since 1972. The Audit Committee has reappointed Ernst & Young LLP as Baldor’s independent registered public accounting firm for the fiscal year ending January 2, 2010. Shareholders will be asked to ratify this appointment at the 2009 Annual Meeting. If the appointment is not ratified, the Audit Committee will consider whether it should select another independent registered public accounting firm. Representatives of Ernst & Young LLP will be present at the 2009 Annual Meeting with an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The Audit Committee considered whether the provision of non-audit services by its auditors is compatible with maintaining its auditor’s independence. Under its Charter, the Audit Committee:

1.	shall pre-approve all audit and non-audit services provided by the independent registered public accounting firm, or any other audit firm, and shall not engage the independent registered public accounting firm to perform the specific non-audit services proscribed by law or regulation; and

2.	may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

The Audit Committee has adopted policies and procedures for the pre-approval of all audit and non-audit services to be performed by the independent registered public accounting firm of the Company. The Audit Committee Charter provides that the Committee must approve, in advance, all audit services to be performed by the independent registered public accounting firm.

A summary of the fees associated with the services performed by Ernst & Young LLP for fiscal years 2008 and 2007 follows. Audit fees include fees related to: (a) the annual audit of the consolidated financial statements and disclosures and reviews of the financial statements and disclosures included in quarterly reports on Form 10-Q and Sarbanes-Oxley Act Section 404 Attestations, (b) statutory audits required for foreign affiliates, (c) comfort letters and consents related to SEC filings, and (d) other acquisition related audit services. Audit-related fees principally include accounting consultations. Tax fees include: (a) U.S. tax planning, and (b) tax compliance for foreign affiliates. All Other fees relate solely to a subscription to online accounting research materials.

Type of Fee	2008 Fees	2007 Fees
Audit	$1,949,850	$3,142,674
Audit-Related	$—	$—
Tax	$50,838	$141,500
All Other	$2,500	$2,500

CODE OF ETHICS

The Board of Directors has adopted: 1) a Code of Ethics for Certain Executives that applies specifically to Baldor’s chief executive officer, chief financial officer, treasurer, principal accounting officer, and any other officer of the Company serving in a finance, accounting, treasury, tax, or investor relations role; and 2) a Code of Ethics and Business Conduct that applies to all Baldor associates including directors, officers, employees, and affiliates. Both of these Codes are available for viewing on Baldor’s website at www.baldor.com. These codes are also available in print to any shareholder who requests it. Any amendments to, or waivers from, the Code of Ethics for Certain Executives will also be posted on Baldor’s website.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on our review, all of Baldor’s reporting persons complied with all filing requirements applicable to them with respect to transactions during fiscal year 2008 except for the following. Due to clerical oversight, the 2007 Form 5 for Jason W. Green was not filed within the required reporting period. Due to a communication error, the Form 4 reporting a stock purchase by Larry L. Johnston, Jr. was not filed within the required reporting period. In each case, the required form was subsequently filed upon the realization of the oversight.

COMMUNICATIONS TO THE BOARD OF DIRECTORS

Baldor’s non-management directors meet at various times throughout the year. The Presiding Director of these meetings is determined annually by the non-management directors on a rotating basis. Director R. L. Qualls is currently the Presiding Director. Shareholders, as well as other interested parties, may communicate directly with Baldor’s Board of Directors or independent directors by submitting correspondence or contacting Baldor’s Vice President—Audit Services. All communications received will be forwarded to the appropriate Directors.

Attn:	Vice President - Audit Services	Baldor Electric Company P O Box 2400
Phone:	479-646-4711	5711 R S Boreham Jr St
Fax:	479-648-5701	Fort Smith, AR 72902

SHAREHOLDER PROPOSALS and NOMINATIONS

Baldor has a Corporate Governance Committee comprised of five independent directors, determined pursuant to the rules of the New York Stock Exchange (see additional information in this Proxy Statement under the caption “Information About the Board of Directors and Committees of the Board”). The Corporate Governance Committee of Baldor’s Board of Directors will consider candidates for Board membership proposed by shareholders who have complied with the procedures set forth in our Bylaws, as amended. These procedures include, but are not limited to, providing the name, address, occupation and shares beneficially owned by the nominee; providing the name, address and shares beneficially owned by the nominating shareholder (and any shareholder associated person); any derivative positions beneficially held by the nominating shareholder (and any shareholder associated person); and a representation by the nominating shareholder of any intent to solicit proxies in support of the nominee. If you would like to receive a copy of the provisions of our Bylaws setting forth all of these requirements, you should write to the Secretary of Baldor at the address found on page 1 of this proxy statement under the caption “Company location and proxy mailing”.

The Corporate Governance Committee evaluates all nominees, including current directors who may be up for re-election, based on several different professional criteria. This criterion includes knowledge of business, industry, and economic environment, educational background, professional experience, and willingness and availability to serve as a director of the Company. The Corporate Governance Committee also considers the make-up of the Board of Directors as a whole in terms of the professional diversity represented by various occupations. Nominations recommended by the Corporate Governance Committee to the Board of Directors are made based on professional criteria.

Any shareholder of Baldor eligible to vote in an election may make shareholder proposals and nominations for the 2010 Annual Meeting. In order to be considered for inclusion in the 2010 Proxy Statement and considered at the 2010 Annual Meeting to be held in 2010, all shareholder proposals, nominations, and notifications must: (1) comply with Baldor’s Bylaws, as amended, and (2) be appropriately received by the Secretary of Baldor on or after October 5, 2009, and on or before December 4, 2009.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for consideration at the meeting by the Board of Directors or by shareholders who have requested inclusion of proposals in the Proxy Statement. If any other matter shall properly come before the meeting, the persons named in the accompanying form of proxy intend to vote on such matters in accordance with their judgment.

April 3, 2009

EXHIBIT “A”

BALDOR ELECTRIC COMPANY

PLAN FOR TAX DEDUCTIBLE EXECUTIVE INCENTIVE COMPENSATION

Article I. Establishment And Purpose

1.1 Establishment of the Plan. Baldor Electric Company (the “Company”) hereby establishes the Baldor Electric Company Plan for Tax Deductible Executive Incentive Compensation (the “Plan”).

1.2 Purpose. Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 the amount of an employer’s deduction for a fiscal year relating to compensation for certain executive officers, with exceptions for specific types of compensation such as performance-based compensation.

This Plan is intended to provide for the payment of qualified performance-based compensation in the form of incentive compensation that is not subject to the Section 162(m) deduction limitation.

1.3 Effective Date. The effective date of the Plan is January 1, 2009, subject to approval of the material terms of the Plan by the Company’s shareholders.

Article II. Definitions

2.1 Definitions. Whenever used herein, the following terms will have the meanings set forth below, unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized.

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means the Compensation Committee of the Board, or another committee appointed by the Board to serve as the administrator for the Plan, which committee at all times consists of persons who are “outside directors” as that term is defined in the regulations promulgated under Section 162(m) of the Code.

(d) “Company” means Baldor Electric Company.

(e) “Employer” means the Company and any entity that is a subsidiary or affiliate of the Company.

(f) “Participant” for a Performance Period means an officer or other key employee of an Employer who is designated by the Committee as a participant in the Plan for that Performance Period in accordance with Article III.

(g) “Target Award” shall mean the amount to be paid to a Participant as incentive compensation for a Performance Period if the Performance Target is attained in the Performed Period, calculated as provided in Article IV.

(h) “Performance Period” shall mean the fiscal year of the Company.

(i) “Performance Target” shall mean the specific target established by the Committee in accordance with Article IV.

2.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

Article III. Eligibility And Participation

3.1 Eligibility. The Participants in this Plan for any Performance Period shall be comprised of each employee of the Employer who is a “covered employee” for purposes of Section 162(m) of the Code, or who may be such a covered employee as of the end of a tax year for which the Employer would claim a tax deduction in connection payment of compensation to such employee, during such Performance Period and who is designated individually or by class to be a Participant for such Performance Period by the Committee not later than ninety days after the beginning of the Performance Period.

3.2 Participation. Participation in the Plan will be determined annually by the Committee.

3.3 Termination of Approval. The Committee may withdraw approval for a Participant’s participation at any time. In the event of such withdrawal, the Employee concerned will cease to be a Participant as of the date of such withdrawal. A Participant who is withdrawn from participation under this Section will not receive any award under this Plan for the Performance Period.

Article IV. Performance Goal

4.1 Performance Target. The Committee shall establish in writing an objective, specific Performance Target which must be attained in a Performance Period in order for any incentive compensation to be paid under this Plan for such Performance Period. The Performance Target shall be based on sales and shall be establish in writing by the Committee no later than 90 days after the beginning of the first Performance Period under the Plan (but no later than the time prescribed the Section 162(m) of the Code or the regulations thereunder in order for the target to be considered pre-established). The Committee shall not have the authority to change the Performance Target after the date the shareholders of the Company initially approve this Plan.

4.2 Target Award. If the Performance Target is attained for a Performance Period (and certified in writing as provided for in Section 4.3), the amount of incentive compensation to be paid to each participant shall be an amount equal to 0.1% of the Company’s net sales for the Performance Period, subject to the Committee’s right to reduce the amount payable in its sole discretion as provided in Section 4.3.

4.3 Payment of Incentive Compensation. As a condition to the right of a Participant to receive any incentive compensation under this Plan, the Committee shall first be required to certify in writing, by resolution of the Committee or other appropriate action, that the Performance Target was satisfied for the applicable Performance Period, and that the incentive compensation amount of such Target Award has been accurately determined in accordance with the provisions of this Plan. For this purpose, approved minutes of a meeting of the Committee in which the certification is made shall be treated as written certification. Base salary is not subject to this Plan.

A Target Award may be paid in the form of cash, a credit to the account under the Baldor Electric Company Supplemental Deferred Compensation Plan, an award of Restricted Stock, Stock Units or other benefit under the Baldor Electric Company 2006 Equity Incentive Plan, or any other form of payment approved by the Committee; provided that the value of such payments at the time the payment, credit or award is made, does not exceed the dollar amount of the Target Award.

The Committee shall have the right to reduce the amount payable pursuant to a Target Award of a Participant in its sole discretion at any time and for any reason before the incentive compensation is payable to the Participant, based on such criteria as it shall determine. Notwithstanding any contrary provision of this Plan, the Committee may not adjust upwards the amount payable pursuant to a Target Award subject to this Plan, nor may it waive the achievement of the performance criteria established pursuant to this Plan for the applicable Performance Period.

Article V. Rights of Participation

5.1. Employment. Nothing in this Plan will interfere with or limit in any way the right of the Employer to terminate a Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of an Employer.

5.2 Nontransferability. No right or interest of any Participant in this Plan will be assignable or transferable or subject to any lien or encumbrance, whether directly or indirectly, by operation of law or otherwise, including without limitation execution, levy, garnishment, attachment, pledge, and bankruptcy.

5.3 No Funding. Nothing contained in this Plan and no action taken hereunder will create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant or beneficiary or any other person. Amounts due under this Plan at any time and from time to time will be paid from the general funds of the Company. To the extent that any person acquires a right to receive payments hereunder, such right shall be that of an unsecured general creditor of the Company.

5.4 No Rights Prior to Award Approval. No Participant will have any right to payment of incentive compensation pursuant to this Plan unless and until it has been determined and approved under Section 4.2.

Article VI. Administration

6.1 Administration. This Plan will be administered by the Committee according to any rules that it may establish from time to time that are not inconsistent with the provisions of the Plan.

6.2 Expenses of the Plan. The expenses of administering the Plan will be borne by the Company.

Article VII. Requirements Of Law

7.1 Governing Law. The Plan will be construed in accordance with and governed by the laws of the State of Missouri.

7.2 Withholding Taxes. The Company has the right to deduct from all payments under this Plan any Federal, State, or local taxes required by law to be withheld with respect to such payments.

Article VII. Shareholder Approval

8.1 Shareholder Approval. This Plan shall be subject to approval by the affirmative vote of a majority of the shares cast in a separate vote of the shareholders of the Company at the 2009 Annual Meeting of Shareholders, and such shareholder approval shall be a condition to the right of a Participant to receive any incentive compensation hereunder.

BALDOR ELECTRIC COMPANY

2006 EQUITY INCENTIVE PLAN

As adopted by

The Board of Directors on February 6, 2006

and the Shareholders on April 22, 2006;

As amended by the Board of Directors on February 23, 2009;

And as proposed to be amended at the 2009 Annual Shareholders Meeting.

1.	Purpose

The purpose of the Baldor Electric Company 2006 Equity Incentive Plan (the “Plan”) is to encourage employees, directors and service providers of Baldor Electric Company (the “Company”) and such subsidiaries of the Company (the “Participants”) as the Administrator designates, to acquire shares of common stock of the Company (“Common Stock”) or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such Participants and the Company and thus provide an incentive for the Participants to contribute to the success of the Company and align the interests of the Participants with the interests of the shareholders of the Company.

2.	Administration

The Plan shall be administered by the Board of Directors of the Company or any Committee appointed by the Board of Directors (the “Administrator”).

The authority to select persons eligible to participate in the Plan, to grant benefits in accordance with the Plan, and to establish the timing, pricing, amount and other terms and conditions of such grants (which need not be uniform with respect to the various participants or with respect to different grants to the same participant), may be exercised by the Administrator in its sole discretion.

Subject to the provisions of the Plan, the Administrator shall have exclusive authority to interpret and administer the Plan, to establish appropriate rules relating to the Plan, to delegate some or all of its authority under the Plan and to take all such steps and make all such determinations in connection with the Plan and the benefits granted pursuant to the Plan as it may deem necessary or advisable.

The Board of Directors in its discretion may delegate and assign specified duties and authority of the Administrator to any other committee and retain the other duties and authority of the Administrator to itself. Also, the Board of Directors in its discretion may appoint a separate committee of outside directors to make awards that satisfy the requirements of Section 162(m) of the Internal Revenue Code, or (inclusively) any other tax or securities law.

3.	Shares Reserved Under the Plan

Subject to the provisions of Section 12 of this Plan (relating to adjustment for changes in capital stock) an aggregate 4,500,000 (four million five hundred thousand) shares of Common Stock of the Company shall be available for issuance under the Plan. The shares of Common Stock issued under the Plan may be made available from authorized but unissued shares or shares re-acquired by the Company, including shares purchased in the open market or in private transactions.

Contingent upon approval of this Plan by the shareholders of the Company, all shares remaining available for issuance under the Baldor Electric Company 1994 Incentive Stock Plan, the Baldor Electric Company 1990 Stock Option Plan For District Managers and the Baldor Electric Company Stock Option Plan for Non-Employee Directors as of the date of approval of this Plan by the shareholders of the Company shall no longer be available for issuance under such Plans.

As used in this Section, the term “Plan Maximum” shall refer to the number of shares of Common Stock of the Company that are available for grant of awards pursuant to the Plan. Stock underlying outstanding options, stock appreciation rights, or performance awards will reduce the Plan Maximum while such options, stock appreciation rights or performance awards are outstanding. Shares underlying expired, canceled or forfeited options, stock appreciation rights or performance awards shall be added back to the Plan Maximum. When the exercise price of stock options is paid by delivery of shares of Common Stock of the Company, or if the Administrator approves the withholding of shares from a distribution in payment of the exercise price, the Plan Maximum shall be reduced by the net (rather than the gross) number of shares issued pursuant to such exercise, regardless of the number of shares surrendered or withheld in payment. If the Administrator approves the payment of cash to an optionee equal to the difference between the fair market value and the exercise price of stock subject to an option, or if a stock appreciation right is exercised for cash or a performance award is paid in cash, the Plan Maximum shall be increased by the number of shares with respect to which such payment is applicable. Restricted stock issued pursuant to the Plan will reduce the Plan Maximum while outstanding even while subject to restrictions. Shares of restricted stock shall be added back to the Plan Maximum if such restricted stock is forfeited or is returned to the Company as part of a restructuring of benefits granted pursuant to this Plan.

Notwithstanding the above, the maximum number of shares subject to stock options that may be awarded in any calendar year to any individual shall not exceed 75,000 shares (as adjusted in accordance with Section 12 of this Plan).

4.	Participants

Participants will consist of such officers, employees, directors and service providers of the Company or any designated subsidiary as the Administrator in its sole discretion shall determine. Designation of a participant in any year shall not require the Administrator to designate such person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Administrator shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits.

5.	Types of Benefits

The following benefits, as further described herein, may be granted under the Plan:

(a)	stock appreciation rights (“SARs”),
(b)	restricted stock (“Restricted Stock”),
(c)	performance awards (“Performance Awards”),
(d)	incentive stock options (“ISOs”),
(e)	nonqualified stock options (“NQSOs”), and
(f)	Stock Units.

6.	Stock Appreciation Rights

A SAR is the right to receive all or a portion of the difference between the fair market value of a share of Common Stock at the time of exercise of the SAR and the exercise price of the SAR established by the Administrator, subject to such terms and conditions set forth in a SAR agreement as may be established by the Administrator in its sole discretion. At the discretion of the Administrator, SARs may be exercised (a) in lieu of exercise of an option, (b) in conjunction with the exercise of an option, (c) upon lapse of an option, (d) independent of an option or (e) each of the above in connection with a previously awarded option under the Plan. If the option referred to in (a), (b) or (c) above qualified as an ISO pursuant to Section 422 of the Internal Revenue Code of 1986 (“Code”), the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Administrator may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR, and may impose conditions on exercise of a SAR. At the discretion of the Administrator, payment for SARs may be made in cash or shares of Common Stock of the Company, or in a combination thereof. SARs will be exercisable not later than ten years after the date they are granted and will expire in accordance with the terms established by the Administrator.

7.	Restricted Stock

Restricted Stock is Common Stock of the Company issued or transferred under the Plan (other than upon exercise of stock options or as Performance Awards) at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus, subject to such terms and conditions set forth in a Restricted Stock agreement as may be established by the Administrator in its sole discretion. In the case of any Restricted Stock:

(a)	The purchase price, if any, will be determined by the Administrator.

(b)	The period of restriction shall be established by the Administrator for any grants of Restricted Stock.

(c)	Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof; (ii) rights of the Company to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the employee’s employment within specified periods; (iii) representation by the employee that he or she intends to acquire Restricted Stock for investment and not for resale; and (iv) such other restrictions, conditions and terms as the Administrator deems appropriate.

(d)	The participant shall be entitled to all dividends paid with respect to Restricted Stock during the period of restriction and shall not be required to return any such dividends to the Company in the event of the forfeiture of the Restricted Stock.

(e)	The participant shall be entitled to vote (or direct the voting of) the Restricted Stock during the period of restriction.

(f)	The Administrator shall determine whether Restricted Stock is to be delivered to the participant with an appropriate legend imprinted on the certificate or if the shares are to be issued in the name of a nominee or deposited in escrow pending removal of the restrictions.

8.	Performance Awards

Performance Awards are Common Stock of the Company, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Administrator are achieved over a period of time designated by the Administrator, but not in any event more than five years. The goals established by the Administrator may include return on average total capital employed, earnings per share, increases in share price, or such other goals as may be established by the Administrator. In the event the minimum corporate goal is not achieved at the conclusion of the period, no payment shall be made to the participant. Actual payment of the award earned shall be in cash or in Common Stock of the Company or in a combination of both, as the Administrator in its sole discretion determines. If Common Stock of the Company is used, the participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued.

9.	Incentive Stock Options

ISOs are stock options to purchase shares of Common Stock at not less than 100% of the fair market value of the shares on the date the option is granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion that conform to the requirements of Section 422 of the Code. ISOs may be granted only to employees of the Company and its subsidiaries. Such purchase price may be paid (a) by check or (b), in the discretion of the Administrator, by the delivery of shares of Common Stock of the Company owned by the participant for at least six months, or (c), in the discretion of the Administrator, by a combination of any of the foregoing, in the manner provided in the option agreement. The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Company and its subsidiary Companies) shall not exceed $100,000.

10.	Nonqualified Stock Options

NQSOs are nonqualified stock options to purchase shares of Common Stock at purchase prices established by the Administrator on the date the options are granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion. The purchase price may be paid (a) by check or (b), in the discretion of the Administrator, by the delivery of shares of Common Stock of the Company owned by the participant for at least six months, or (c), in the discretion of the Administrator, by a combination of any of the foregoing, in the manner provided in the option agreement.

11.	Stock Units

A Stock Unit represents the right to receive a share of Common Stock from the Company at a designated time in the future, subject to such terms and conditions set forth in a Stock Unit agreement as may be established by the Administrator in its sole discretion. The participant generally does not have the rights of a shareholder until receipt of the Common Stock. The Administrator may in its discretion provide for payments in cash, or adjustment in the number of Stock Units, equivalent to the dividends the participant would have received if the participant had been the owner of shares of Common Stock instead of the Stock Units.

12.	Adjustment Provisions

(a)	If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding benefit shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

(b)	Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

13.	Nontransferability

Each benefit granted under the Plan to an employee shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, NQSOs granted under the Plan may be transferred, without consideration, to a Permitted Transferee (as defined below). Benefits granted under the Plan shall be exercisable, during the participant’s lifetime, only by the participant or a Permitted Transferee. In the event of the death of a participant, exercise or payment shall be made only:

(a)	By or to the Permitted Transferee, executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the benefit shall pass by will or the laws of descent and distribution; and

(b)	To the extent that the deceased participant or the Permitted Transferee, as the case may be, was entitled thereto at the date of his death.

For purposes of this Section, “Permitted Transferee” shall include (i) one or more members of the participant’s family, (ii) one or more trusts for the benefit of the participant and/or one or more members of the participant’s family, (iii) one or more partnerships (general or limited), companies, limited liability companies or other entities in which the aggregate interests of the participant and members of the participant’s family exceed 80% of all interests, or (iv) a former spouse who received the benefit pursuant to a domestic relations order of a court. For this purpose, the participant’s family shall include only the participant’s spouse, children and grandchildren.

14.	Taxes

The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Company may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to the Company at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on a closing market price on the date of such notice.

15.	Tenure

A participant’s right, if any, to continue to serve the Company and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

16.	Duration, Interpretation, Amendment and Termination

No benefit shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Company and the participant or such other person as may then have an interest therein. Without the prior approval of the Company’s shareholders, the Company will not effect a “repricing” (as defined below) of any stock options or other benefits granted under the terms of this Plan. For purposes of the immediately preceding sentence, a “repricing” shall be deemed to mean any of the following actions or any other action having the same effect: (a) the lowering of the purchase price of an option or other benefit after it is granted; (b) the canceling of an option or other benefit in exchange for another option or benefit at a time when the purchase price of the cancelled option or benefit exceeds the fair market value of the underlying stock (unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction); (c) the purchase of an option or other benefit for cash or other consideration at a time when the purchase price of the purchased option or benefit exceeds the fair market value of the underlying stock (unless the purchase occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction) or (d) an action that is treated as a repricing under generally accepted accounting principles. To the extent that any stock options or other benefits which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Administrator, and to the extent that any such stock options or other benefits would so qualify within the terms of the Plan, the Administrator shall have full and complete authority to grant stock options or other benefits that so qualify (including the authority to grant, simultaneously or otherwise, stock options or other benefits which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such stock option or other benefits under the Plan.

The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant’s consent. No amendment of the Plan shall, without approval of the stockholders of the Company, (a) increase the total number of shares which may be issued under the Plan or increase the amount or type of benefits that may be granted under the Plan; or (b) modify the requirements as to eligibility for benefits under the Plan.

This Plan shall be interpreted in accordance with the laws of the State of Missouri.

17.	Effective Date

This Baldor Electric Company 2006 Equity Incentive Plan shall become effective immediately following approval by the holders of a majority of the outstanding voting stock of the Company at the 2006 Annual Meeting of Shareholders.

FRONT OF PROXY CARD

Continental Stock Transfer & Trust Company

is the transfer agent for Baldor Electric Company.

Access to your Baldor shareholder account information and

other shareholder services are available on the Internet at

www.continentalstock.com

To access this service, visit the website above.

You will be asked for your 4 digit Personal Identification Number (PIN).

If you do not know your PIN, or need assistance with Internet access or any other shareholder service,

please contact Continental at 1-800-509-5586.

†    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    †

COMMON STOCK	COMMON STOCK

BALDOR ELECTRIC COMPANY

Proxy Solicited on Behalf of the Board of Directors

for Annual Meeting of Shareholders on May 2, 2009

The undersigned hereby appoints John A. McFarland and Ronald E. Tucker, and each of them, with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Shareholders of Baldor Electric Company, to be held at the Fort Smith Convention Center located at 55 South 7th Street, Fort Smith, Arkansas, on Saturday, May 2, 2009, at 10:30 a.m. central time, and all adjournments thereof, and to vote, as indicated on the reverse side of this proxy card, the shares of Common Stock of Baldor Electric Company which the undersigned is entitled to vote with all the powers the undersigned would possess if present at the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and all adjournments thereof.

If no direction is made, this proxy will be voted

FOR the election of all of the directors in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be Held on May 2, 2009

The proxy statement and our 2008 Form 10-K are available to be viewed, downloaded, and printed,

at no charge, by accessing Baldor’s internet address: http://www.baldor.com

PLEASE VOTE YOUR SHARES PROMPTLY USING THE INTERNET, MAIL, OR TELEPHONE.

ADDRESS CHANGES OR COMMENTS?

(Continued, and to be marked, dated and signed, on the other side)

BACK OF PROXY CARD

BALDOR ELECTRIC COMPANY

VOTE BY ONLINE OR BY TELEPHONE

As a shareholder of Baldor Electric Company, you have the option of voting your shares online or by telephone instead of returning the attached card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the direction card. Votes submitted online or by telephone must be received by 6:00 p.m. central time on April 30, 2009.

[COMPUTER GRAPHIC] Vote Your Proxy Online Go to www.continentalstock.com	OR	[TELEPHONE GRAPHIC] Vote Your Proxy by Phone Call 1 (866) 894-0537	OR	[ENVELOPE GRAPHIC] Vote Your Proxy by Mail

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.		Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.		Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE

VOTING ELECTRONICALLY OR BY PHONE

†    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    †

	Proxy by Mail	Please mark your votes like this ☒

BALDOR ELECTRIC COMPANY		COMMON STOCK

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

DIRECTORS RECOMMEND A “FOR” VOTE FOR EACH OF THESE ELECTIONS

	FOR	WITHHOLD		FOR	AGAINST	ABSTAIN
1. Election of Directors	☐	☐	2. Ratify appointment of auditors	☐	☐	☐

	(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)			FOR	AGAINST	ABSTAIN
			3. Amendment to 2006 Equity Incentive Plan	☐	☐	☐

				FOR	AGAINST	ABSTAIN
			4. Approval of Plan for Tax Deductible Executive Incentive Compensation	☐	☐	☐
Nominees:	01 Merlin J. Augustine, Jr. 02 John A. McFarland 03 Robert L. Proost

Mark the box to the right if you plan to attend the Annual Meeting in person. ☐

        COMPANY ID:

        PROXY NUMBER:

        ACCOUNT NUMBER:

First Signature	Second Signature	Date	, 2009.

Please sign exactly as your name(s) appear(s) on your account. When signing as Attorney, Executor, Trustee, Guardian, or Officer of a Corporation, please give your title. For joint accounts, all named holders should sign. If you receive more than one card, please follow the instructions indicated on each card.

FRONT OF DIRECTION CARD

Merrill Lynch Trust Company

is the trustee for

The Baldor Electric Company Employees’ Profit Sharing and Savings Plan.

Access to your Baldor investment elections

are available on the Internet at

www.benefits.ml.com

To access this service, visit the website above.

You will be asked for your User Name and Password.

If you have not yet set up your account online, you may do so by visiting the website and clicking on the “Create User ID” link.

Follow the instructions provided by the website to create your account.

To request assistance, contact the Merrill Lynch call center at 800-228-4015.

†    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    †

BALDOR ELECTRIC COMPANY

PROFIT SHARING AND SAVINGS PLAN

Annual Meeting of Shareholders on May 2, 2009

The undersigned, a participant in the Baldor Electric Company Employees’ Profit Sharing and Savings Plan (the “Plan”), hereby directs Merrill Lynch Trust Company, as Trustee (the “Trustee”) of the Plan Trust (the “Trust”), at the Annual Meeting of Shareholders of Baldor Electric Company, to be held at the Fort Smith Convention Center located at 55 South 7th Street, Fort Smith, Arkansas, on Saturday, May 2, 2009, at 10:30 a.m. central time, and all adjournments thereof, to vote, as indicated on the reverse side of this direction card, the shares of Common Stock of Baldor Electric Company which the undersigned is entitled to vote with all the powers the undersigned would possess if present at the meeting. This direction card, when properly executed, will be voted in the manner directed herein by the undersigned participant. As Trustee, you are authorized to vote the shares of the undersigned upon such other business as may properly come before the meeting and all adjournments thereof.

If no direction is made, voting will be controlled by the terms of the Plan and the Trust.

In order for the Trustee to vote the shares of the Plan, your voting direction must be received no later than 6:00 p.m. central time on April 30, 2009.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be Held on May 2, 2009

The proxy statement and our 2008 Form 10-K are available to be viewed, downloaded, and printed,

at no charge, by accessing Baldor’s website at www.baldor.com

ADDRESS CHANGES OR COMMENTS?

(Continued, and to be marked, dated and signed, on the other side)

BACK OF DIRECTION CARD

BALDOR ELECTRIC COMPANY

VOTE ONLINE OR BY TELEPHONE

As a shareholder of Baldor Electric Company, you have the option of voting your shares online or by telephone instead of returning the attached card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the direction card. Votes submitted online or by telephone must be received by 6:00 p.m. central time on April 30, 2009.

[COMPUTER GRAPHIC] Vote Your Proxy online Go to www.continentalstock.com	OR	[TELEPHONE GRAPHIC] Vote Your Proxy by Phone Call 1 (866) 894-0537	OR	[ENVELOPE GRAPHIC] Vote Your Proxy by Mail

Have your direction card available when you access the above website. Follow the prompts to vote your shares.		Use any touch-tone telephone to vote your proxy. Have your direction card available when you call. Follow the voting instructions to vote your shares.		Mark, sign, and date your direction card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE DIRECTION CARD IF YOU ARE

VOTING ELECTRONICALLY OR BY PHONE

†    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    †

Proxy by Mail	Please mark your votes like this ☒

BALDOR ELECTRIC COMPANY	PROFIT SHARING AND SAVINGS PLAN

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, VOTING WILL BE CONTROLLED BY THE TERMS OF THE PLAN AND THE TRUST.

DIRECTORS RECOMMEND A “FOR” VOTE FOR EACH OF THESE PROPOSALS

	FOR	WITHHOLD		FOR	AGAINST	ABSTAIN
1. Election of Directors	☐	☐	2. Ratify appointment of auditors	☐	☐	☐

	(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)		3. Amendment to 2006 Equity Incentive Plan	FOR	AGAINST	ABSTAIN
				☐	☐	☐

			4. Approval of Plan for Tax Deductible Executive Incentive Compensation	FOR	AGAINST	ABSTAIN
Nominees:	01 Merlin J. Augustine, Jr. 02 John A. McFarland 03 Robert L. Proost			☐	☐	☐

Mark the box to the right if you plan to attend the Annual Meeting in person. ☐

        COMPANY ID:

        PROXY NUMBER:

        ACCOUNT NUMBER:

First Signature	Second Signature	Date	, 2009.

Please sign exactly as your name(s) appear(s) on your account. When signing as Attorney, Executor, Trustee, Guardian, or Officer of a Corporation, please give your title. For joint accounts, all named holders should sign. If you receive more than one card, please follow the instructions indicated on each card.